Exhibit 10.6

EXECUTION

U.S. $100,000,000

364-DAY REVOLVING CREDIT AGREEMENT

Dated as of August 14, 2013

among

FRANK’S INTERNATIONAL MANAGEMENT B.V.

acting as sole general partner and on behalf of

the limited partnership (commanditaire vennootschap)

FRANK’S INTERNATIONAL C.V.,

as Borrower,

AMEGY BANK NATIONAL ASSOCIATION,

as Administrative Agent

CAPITAL ONE, NATIONAL ASSOCIATION

as Syndication Agent

AMEGY BANK, NATIONAL ASSOCIATION

and

CAPITAL ONE, NATIONAL ASSOCIATION

as Co-Lead Arrangers and

Joint Book Runners

and

THE LENDERS PARTY HERETO

i

Section 9.22	No Fiduciary Duty	83
Section 9.23	Application of Funds	83
Section 9.24	Imaging of Documents	83
Section 9.25	Keepwell	84

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Prepayment Notice
Exhibit C-1	Form of Borrowing Request
Exhibit D	Reserved
Exhibit E	Form of Guaranty Agreement
Exhibit F	Form of Solvency Certificate
Exhibit G	Form of Revolving Note
Exhibits H-1-4	Forms of U.S. Tax Compliance Certificate
Exhibit I	Form of Administrative Questionnaire

Schedule 1.01	Existing Letters of Credit
Schedule 2.01	Commitments
Schedule 3.04	Governmental Approvals
Schedule 3.07(g)	Subsidiaries
Schedule 3.08(a)	Litigation
Schedule 3.12	Taxes
Schedule 3.15	Environmental Matters
Schedule 3.20	Insurance
Schedule 3.22	Material Contracts
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments

v

THIS 364–DAY REVOLVING CREDIT AGREEMENT dated as of August 14, 2013 (as amended, amended and restated, supplemented or otherwise modified, this “Agreement”), is among FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of the Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of Frank’s International C.V., the “Borrower”), the LENDERS party hereto from time to time, and AMEGY BANK NATIONAL ASSOCIATION, a national banking association (“Amegy”), as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII, the “Administrative Agent”) and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as syndication agent (in such capacity, the “Syndication Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of Revolving Facility Loans at any time and from time to time prior to the Revolving Facility Maturity Date, in an aggregate principal amount at any time outstanding not in excess of U.S. $100,000,000.

NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Adjusted Eurodollar Rate” shall mean for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserves.

“Administrator” shall have the meaning assigned to such term in Section 9.11(b)(ii).

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Agent Default Period” shall mean, with respect to the Administrative Agent, any time when the Administrative Agent is a Defaulting Lender and is not performing its role as the Administrative Agent hereunder and under the other Loan Documents.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(d).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit I or any other form approved by the Administrative Agent.

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“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” shall have the meaning assigned to such term in Section 9.17(c).

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Alternate Base Rate” shall mean the greatest of (i) the Prime Rate per annum, (ii) the Federal Funds Effective Rate plus 0.50% per annum, and (iii) the Adjusted Eurodollar Rate as of such date for a one-month Interest Period plus 1.00% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective from and including the date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, respectively.

“Applicable Margin” shall mean for any day, (i) on and prior to the Trigger Date, (x) with respect to any Eurodollar Loan, 1.50% per annum and (y) with respect to any ABR Loan, 0.50% per annum and (ii) after the Trigger Date, the applicable margin per annum set forth below under the caption “Revolving Facility Loans ABR Loan Spread” and “Revolving Facility Loans Eurodollar Loan Spread”, as applicable, based upon the Leverage Ratio as of the last date of the most recent fiscal quarter of the Borrower:

Leverage Ratio:	Revolving Facility Loans ABR Loan Spread	Revolving Facility Loans Eurodollar Loan Spread
Category 1: Greater than 1.50 to 1.00	1.50%	2.50%
Category 2: Greater than 0.50 to 1.00 but less than or equal to 1.50 to 1.00	1.00%	2.00%
Category 3: Less than or equal to 0.50 to 1.00	0.50%	1.50%

For purposes of the foregoing, (1) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the consolidated financial information of FINV and its Subsidiaries (including the Borrower) delivered pursuant to Section 5.04(a) or (b) and (2) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the first Business Day after the date of delivery to the Administrative Agent of such consolidated financial information indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 at the option of the Administrative Agent or the Required Lenders, at any time during which the Borrower fails to deliver the consolidated financial information when required to be delivered pursuant to Section 5.04(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial information is delivered.

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Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the computation of the Leverage Ratio set forth in a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest for any period based on an Applicable Margin that is less than that which would have been applicable had the Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such certificate of a Financial Officer of the Borrower shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Leverage Ratio for such period, and any shortfall in the interest theretofore paid by the Borrower for the relevant period pursuant to Section 2.12 and Section 2.13 as a result of the miscalculation of the Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.12 or Section 2.13, as applicable, at the time the interest for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full), in accordance with the terms of this Agreement); provided that, notwithstanding the foregoing, so long as an Event of Default described in Section 7.01(h) or (i) has not occurred with respect to the Borrower, such shortfall shall be due and payable five (5) Business Days following the determination described above.

“Amegy” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Asset Acquisition” shall mean any acquisition of all or substantially all of the assets of, or all of the Equity Interests (other than directors’ qualifying shares) in a Person or division or line of business of a Person in respect of which the aggregate consideration exceeds U.S. $30,000,000.

“Asset Disposition” shall mean any sale, transfer or other disposition by a Loan Party or any Subsidiary of the Borrower to any Person other than a Loan Party or a Subsidiary of the Borrower to the extent otherwise permitted hereunder of any asset or group of related assets (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business) in one or a series of related transactions, the Net Proceeds from which exceed U.S. $30,000,000.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required pursuant to Section 9.04(b)), in substantially the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Availability Period” shall mean the period from the Closing Date to but excluding the earlier of the Revolving Facility Maturity Date and the date of termination of the Revolving Facility Commitments.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender, at any time of determination, an amount equal to the amount by which the Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds the Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

“Basel III” shall mean the comprehensive set of capital, liquidity and other regulatory reform measures developed by the Basel Committee on Banking Supervision, as implemented by the U.S. federal banking agencies.

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“Benefitting Loan Party” means a Loan Party for which funds or other support are necessary for such Loan Party to constitute an Eligible Contract Participant.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph to this Agreement, it being understood, however, that for purpose of Sections 5 and 6 of this Agreement such term shall be deemed to include Frank’s International C.V.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(b).

“Borrowing” shall mean a group of Loans of a single Type under the Revolving Facility made on a single date to the Borrower and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (a) in the case of a Revolving Facility Borrowing comprised entirely of Eurodollar Loans, U.S. $1,000,000 and (b) in the case of a Revolving Facility Borrowing comprised entirely of ABR Loans, U.S. $1,000,000.

“Borrowing Multiple” shall mean (a) in the case of a Revolving Facility Borrowing comprised entirely of Eurodollar Loans, U.S. $500,000 and (b) in the case of a Revolving Facility Borrowing comprised entirely of ABR Loans, U.S. $500,000.

“Borrowing Request” shall mean a request by the Borrower for a Revolving Facility Borrowing in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

“Business Day” shall mean any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York, New York or Houston, Texas, and, where used in the context of Eurodollar Loans, is also a day on which dealings are carried on in the London interbank market.

“Calculation Period” shall mean, as of any date of determination, the period of four consecutive fiscal quarters ending on such date or, if such date is not the last day of a fiscal quarter, ending on the last day of the fiscal quarter of the Borrower most recently ended prior to such date.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. Anything in this Agreement to the contrary notwithstanding, any obligation of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease on the balance sheet of such Person under GAAP as in effect at the time such lease is entered into shall not be treated as a Capital Lease Obligation solely as a result of (x) the adoption of any changes in, or (y) changes in the application of, GAAP after such lease is entered into.

“Change in Control” means the occurrence of any of the following: (a) at any time on or after consummation of an initial public offering of the common equity of FINV, any Person or group (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), other than the Mosing Family, shall own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the

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Closing Date), directly or indirectly, in the aggregate Equity Interests representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of FINV; or (b) FINV shall cease to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing 50% or more of the issued and outstanding Equity Interests of Borrower.

“Change in Law” shall mean (a) the adoption or implementation of any treaty, law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority made or issued after the Closing Date; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued; and, provided, further, that the increased costs associated with a Change in Law based on the foregoing clauses (x) and (y) may only be imposed to the extent the applicable Lender imposes the same charges on other similarly situated borrowers under comparable credit facilities.

“Closing Date” shall mean August 14, 2013, and “Closing” shall mean the making of the initial Loans on the Closing Date hereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commitments” shall mean with respect to any Lender, such Lender’s Revolving Facility Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.17(a).

“Consolidated Funded Debt” at any date shall mean (without duplication) all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services (other than (a) trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days unless being contested by such Person in good faith by appropriate proceedings diligently conducted, (b) deferred compensation payable to directors, partners, members, officers or employees of FINV or any of its Subsidiaries and (c) any purchase price adjustment or earnout, except to the extent that the amount payable pursuant to such purchase price adjustment is determinable and is not paid when due (giving effect to any applicable grace period)), of the Loan Parties and Borrower’s Subsidiaries determined on a consolidated basis on such date.

“Consolidated Net Income” shall mean, for any period, the aggregate of the Net Income of FINV and its Subsidiaries for such period determined on a consolidated basis; provided, however, that

(a) any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses related thereto) or income, expenses or charges (including, without limitation,

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expenses or charges related to any offering of Equity Interests of any Loan Party or the Borrower’s Subsidiaries, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses and charges related to the Transactions), in each case, shall be excluded; provided that, with respect to each nonrecurring item, the Borrower shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such item and stating that such item is a nonrecurring item,

(b) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

(c) any net after-tax gain or loss (including the effect of all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the governing body of the Borrower) shall be excluded,

(d) any net after-tax income or loss (including the effect of all fees and expenses or charges relating thereto) attributable to the refinancing, modification of or early extinguishment of indebtedness (including any net after-tax income or loss attributable to the repayment of obligations under Swap Agreements) shall be excluded,

(e) the Net Income for such period of any Person that is not a Subsidiary of a Loan Party, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to a Loan Party or a Subsidiary thereof in respect of such period,

(f) the Net Income for such period of any Subsidiary (that is not a Loan Party) of a Loan Party shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, partners or members, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or complied with,

(g) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(h) any non-cash charges from the application of the purchase method of accounting in connection with the Transactions or any future acquisition, to the extent such charges are deducted in computing such Consolidated Net Income, shall be excluded,

(i) any non-cash expenses (including, without limitation, write-downs and impairment of property, plant, equipment, goodwill and intangibles and other long-lived assets), any non-cash gains or losses on interest rate and foreign currency derivatives and any foreign currency transaction gains or losses and any foreign currency exchange translation gains or losses that arise on consolidation of integrated operations shall be excluded, and

(j) any long-term incentive plan accruals and any non-cash compensation expense realized from grants of stock or unit appreciation or similar rights, stock or unit options, any restricted stock or unit plan or other rights to officers, directors, and employees (or persons holding similar positions or performing similar functions for non corporate entities) of any Loan Party or any of Borrower’s Subsidiaries shall be excluded.

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“Consolidated Total Assets” shall mean, as of any date, the total assets of FINV and its consolidated Subsidiaries (including Borrower), determined in accordance with GAAP, in each case as set forth on the consolidated balance sheet of FINV as of such date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both, unless cured or waived, would become an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed to perform any of its funding obligations under this Agreement within three Business Days of the date when due, unless the subject of a good faith dispute, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to such effect with respect to its funding obligations under this Agreement (and such notice or public statement has not been withdrawn), (c) has failed, within three Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute or subsequently cured, or (e) has, or has a direct or indirect parent company that has, become the subject of a proceeding under any bankruptcy or insolvency laws, or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its direct or indirect parent company or the exercise of control over a Lender or its direct or indirect parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Dispute” shall have the meaning assigned to such term in Section 9.11(b)(i).

“EBITDA” shall mean, with respect to FINV and its Subsidiaries (including the Borrower) on a consolidated basis for any period, the Consolidated Net Income of FINV and its Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (vii) of this clause (a) reduced such Consolidated Net Income for the respective period for which EBITDA is being determined (but excluding any non-cash item to the extent it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash item that was paid in a prior period)):

(i) provision for Taxes based on income, profits, losses or capital of FINV and its Subsidiaries for such period (adjusted for the tax effect of all adjustments made to Consolidated Net Income),

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(ii) Interest Expense of FINV and its Subsidiaries that are Loan Parties for such period (net of interest income of the General Partner and such Subsidiaries for such period) and to the extent not reflected in Interest Expense, costs of surety bonds in connection with financing activities,

(iii) depreciation, amortization (including, without limitation, amortization of intangibles and deferred financing fees) and other non-cash expenses (including, without limitation write-downs and impairment of property, plant, equipment, goodwill and intangibles and other long-lived assets and the impact of purchase accounting on FINV and its Subsidiaries for such period),

(iv) gain or loss on sale of assets of FINV and its Subsidiaries,

(v) foreign currency gain or loss by FINV and its Subsidiaries,

(vi) other non-cash adjustments (e.g., stock compensation expense as a result of the long term incentive plan), and

(vii) extraordinary losses and unusual or non-recurring cash charges;

minus (b) to the extent such amounts increased such Consolidated Net Income for the respective period for which EBITDA is being determined, non-cash items increasing Consolidated Net Income of FINV and its Subsidiaries for such period (but excluding any such items which represent the reversal in such period of any accrual of, or cash reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required).

“Eligible Assignee” shall mean a Person that is (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) a financial institution approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (such approval not to be unreasonably withheld or delayed).

“Eligible Contract Participant” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment and natural resources such as flora and fauna.

“Environmental Claim” shall mean any and all actions, suits, demands, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any actual or alleged violation of Environmental Law or any Release or threatened Release of, or exposure to, Hazardous Materials.

“Environmental Event” shall have the meaning assigned to such term in Section 7.01(m).

“Environmental Law” shall mean, collectively, all applicable federal, state, provincial, local or foreign laws, including common law, ordinances, regulations, rules, codes, orders, judgments or other

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legally enforceable requirements or rules of law that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the Environment or human health, and (b) the use, generation, handling, treatment, storage, disposal, Release or transportation of, or exposure to, Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the National Environmental Policy Act, 42 U.S.C. §§ 4321 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., each as amended, and their foreign, state, provincial or local counterparts or equivalents.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any limited liability company membership interest and any unlimited liability company membership interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Loan Parties, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean: (a) a Reportable Event; (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Plan is in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan, or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) a determination that any Multiemployer Plan is in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the any Loan Party.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate in accordance with the provisions of Article II.

“Eurodollar Rate” shall mean for any Interest Period with respect to any Eurodollar Loan, a rate per annum offered for U.S. Dollar deposits in an amount comparable to the principal amount of the applicable Eurodollar Loan for a period of time equal to the applicable Interest Period as of 11:00 a.m.

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City of London, England time two (2) Business Days prior to the first date of such Interest Period as shown on the display designated as “British Bankers Association Interest Settlement Rates” on the Bloomberg System (“Bloomberg”); provided, however, that if such rate is not available on Bloomberg, then such offered rate shall be otherwise independently determined by the Administrative Agent from an alternate, substantially similar independent source available to Administrative Agent and recognized in the banking industry.

“Eurodollar Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and any successor statute.

“Excluded Swap Obligation” means, with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Swap Obligation, if and to the extent that, all or a portion of the joint and several liability or the guaranty of such Loan Party for, or the grant by such Loan Party of a security interest or other Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an Eligible Contract Participant at the time such guarantee or the grant of such security interest or other Lien becomes effective with respect to, or any other time such Loan Party is by virtue of such guarantee or grant of such security interest or other Lien otherwise deemed to enter into, such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee, security interest or other Lien is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder (a) income, franchise and similar Taxes, in each case imposed on (or measured by) net income, net profits or capital by the United States (or any state or other subdivision thereof) or by the jurisdiction (or any political jurisdiction thereof) under the laws of which such recipient is organized, resident or doing business, or in which its principal office or, in the case of any Lender, in which its applicable lending office, is located or any jurisdiction in which such recipient has a present or former connection (other than any such connection arising solely from actions taken under the Loan Documents) is located, (b) any branch profits Tax or any similar Tax that is imposed by any jurisdiction described in clause (a) above, (c) any withholding Tax imposed on amounts payable to or for the account of a recipient with respect to an interest in a Loan or Commitment pursuant to a law that is in effect at the time the Administrative Agent, Lender or other recipient acquires an interest in such Loan or Commitment (other than in the case of an assignee pursuant to a request by a Loan Party under Section 2.19(b)) or designates a new lending office, except to the extent that such Lender or other recipient in the case of a designation of a new lending office, or its assignor, in the case of assignment, was entitled, at the time of designation of such new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.17(a) or Section 2.17(c), (d) any backup withholding Tax, (e) any withholding Taxes attributable to such Lender’s or such other recipient’s failure (other than as a result of a Change in Law) to comply with Section 2.17(e), and (f) any withholding Tax imposed under FATCA.

“Existing Letters of Credit” means collectively those letters of credit described on Schedule 1.01.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Family Member” shall mean a spouse, lineal ancestor, lineal descendant, legally adopted child, brother or sister of a Person, or a lineal descendant or legally adopted child of a brother or sister of a Person.

“FCPA” means the Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean that certain Engagement Letter dated June 21, 2013 among Amegy, Capital One, National Association and the Borrower.

“Fees” shall mean the Administrative Agent Fees and any other fees payable under the Fee Letter.

“FIMBV” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“Financial Performance Covenants” shall mean the covenants of the Borrower set forth in Sections 6.10 and 6.11.

“FINV” shall mean Frank’s International N.V., a limited liability company organized under the laws of the Netherlands.

“Frank’s International C.V.” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“GAAP” shall have the meaning assigned to such term in Section 1.02.

“Governmental Authority” shall mean any federal, state, provincial, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by

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agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

“Guaranty Agreement” shall mean the Guaranty Agreement, as amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit E, among the Loan Parties and the Administrative Agent, and any other guarantee that may be executed after the Closing Date in favor of, and in form and substance acceptable to, the Administrative Agent.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates or breakdown constituents, friable asbestos or friable asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case subject to regulation pursuant to, or which can give rise to liability under, any Environmental Law.

“Highest Lawful Rate” shall means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade liabilities and intercompany liabilities incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Swap Agreements (such payments in respect of any Swap Agreement with a counterparty being calculated subject to and in accordance with any netting provisions in such Swap Agreement), and (h) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Agreement) and (ii) in respect of banker’s acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

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“Indemnified Taxes” shall mean all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.13(a).

“Interest Coverage Ratio” shall mean, on any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters most recently ended as of such date to (b) Interest Expense as of such date; provided that to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions for which a waiver or a consent of the Required Lenders pursuant to Section 6.04 or 6.05 has been obtained) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Interest Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, in substantially the form of Exhibit D.

“Interest Expense” shall mean, with respect to any Person for any period, the sum of (a) interest expense of such Person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (iv) redeemable preferred stock dividend expenses, and (b) capitalized interest of such Person. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and its Subsidiaries with respect to Swap Agreements.

“Interest Payment Date” shall mean (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last Business Day of each calendar quarter.

“Interest Period” shall mean, as to any Borrowing consisting of a Eurodollar Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, or the date any Eurodollar Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided that, (a) if any Interest Period for a Eurodollar Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (c) no Interest Period shall extend beyond the Revolving Facility Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

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“Investment” shall have the meaning assigned to such term in Section 6.04.

“IRS” means the United States Internal Revenue Service.

“JAMS” shall have the meaning assigned to such term in Section 9.11(b)(ii).

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person (other than a natural person) that becomes a “Lender” hereunder pursuant to Section 9.04.

“Leverage Ratio” shall mean, on any date, the ratio of (a) Consolidated Funded Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions that require a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Leverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary of a Loan Party), any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Notes and the Guaranty Agreement.

“Loan Parties” shall mean the Borrower and each Material Subsidiary.

“Loans” shall mean the Revolving Facility Loans.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean the existence of events and/or conditions that have had or could reasonably be expected to have (i) a materially adverse effect on the business, operations, properties, assets or financial condition of the Loan Parties, taken as a whole, or (ii) a material impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders or the Administrative Agent under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than Loans and other than Indebtedness owing by a Loan Party pursuant to the Multi-Year Credit Facility) of a Loan Party in an aggregate principal amount exceeding U.S. $30,000,000.

“Material Subsidiary” shall mean any Subsidiary of the Borrower that is a “Significant Subsidiary” as defined in Rule 1-02(w) of Regulation S-X.

“Moody’s” shall mean Moody’s Investors Service, Inc.

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“Mosing Family” shall mean, collectively, Mosing Holdings, Inc., a Delaware corporation, FWW B.V., a private limited liability company organized and existing under the laws of the Netherlands, Ginsoma Family C.V., a limited partnership established under the laws of the Netherlands and each of the persons listed on Exhibit A to the deed of amendment to the articles of association of FINV dated as of August 14, 2013 and each of their Affiliates, Family Members or trusts set up for the benefit of any of the persons listed on such Exhibit.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA and in respect of any Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Multi-Year Credit Facility” means the revolving credit facility of the Borrower under that certain Revolving Credit Agreement dated as of August 14, 2013, among the Borrower, Amegy Bank National Association, as administrative agent, and the lenders party thereto, together with any and all other amendments and supplements thereto.

“Multi-Year Credit Facility Maturity Date” means the Revolving Facility Maturity Date of the Multi-Year Credit Facility.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends. “Net Proceeds” shall mean 100% of the cash proceeds actually received by a Loan Party or any Subsidiary of the Borrower (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets) to any Person of any asset or assets of a Loan Party or any such Subsidiary of the Borrower (other than those pursuant to Section 6.05(a), (b), (c), (e), (f), (h), (i), or (j)) net of (i) attorneys’ fees, accountants’ fees, investment banking fees, sales commissions, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset and any cash reserve for adjustment in respect of the sale price of such asset established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, and (ii) Taxes paid or payable as a result thereof.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-U.S. Lender” shall have the meaning assigned to such term in Section 2.17(e).

“Notes” shall mean the promissory notes of the Borrower described in Section 2.09(e) and being substantially in the form of Exhibit G, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Obligations” shall mean (i) all obligations and liabilities of any Loan Party under any Swap Agreement entered into on or after the Closing Date between such Loan Party and any Person that, at the time such obligation was entered into, was a Lender or Affiliate of a Lender hereunder; provided that, notwithstanding anything to the contrary, with respect to any Loan Party that is not an Eligible Contract Participant, the Obligations of such Loan Party shall exclude any Excluded Swap Obligations of such Loan Party and (ii) all amounts owing to any of the Administrative Agent or any Lender pursuant to the

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terms of this Agreement or any other Loan Document or pursuant to the terms of any Guarantee thereof, including, without limitation, with respect to any Loan, together with the due and punctual performance of all other obligations of the Borrower and the other Loan Parties under or pursuant to the terms of this Agreement or the other Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property, intangible or mortgage recording taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents (other than any such Taxes imposed with respect to an assignment, other than an assignment pursuant to Section 2.19(b)).

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(i).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person, other than such acquisition of, or of the assets or Equity Interests of, the Borrower or any of its Subsidiaries, if (a) such acquisition was not preceded by, or effected pursuant to, an unsolicited or hostile offer, (b) such acquired Person, division or line of business of a Person is, or is engaged in, any business or business activity conducted by the Borrower and its Subsidiaries on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, and (c) immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; and (iii) (A) the Leverage Ratio, on a Pro Forma Basis after giving effect to such acquisition or formation, recomputed as at the last day of the most recently ended fiscal quarter of FINV, is less than 2.00 to 1.00, and, if the total consideration in respect of such acquisition (or acquisitions) exceeds U.S. $30,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect, together with all relevant financial information for such Subsidiary or assets, and (B) any acquired or newly formed Subsidiary of the Borrower shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01).

“Permitted Liens” shall mean those Liens and other encumbrances permitted by Section 6.02.

“Permitted Investments” shall mean:

(a) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case with maturities not exceeding two years;

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(b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits in excess of U.S .$250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher) by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least U.S. $500,000,000; and

(h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of the Consolidated Total Assets of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) FINV and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such Permitted Refinancing Indebtedness, with the Financial Performance Covenants recomputed as at the last day of the most recently ended fiscal quarter of FINV and its Subsidiaries, (b) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest, breakage costs and premium thereon and reasonable transaction expenses with respect thereto), (c) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders, taken as a whole, as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced (other than any after-acquired or established Subsidiary that pursuant to the terms of the Indebtedness being extended, refinanced, renewed or replaced would have been required to become an obligor

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thereunder), and (f) if the Indebtedness being Refinanced is secured by any collateral, such Permitted Refinancing Indebtedness may be secured by such collateral on terms no less favorable in any material respect to the Lenders, taken as a whole, than those contained in the documentation governing the Indebtedness being Refinanced.

“Permitted Senior Unsecured Debt” shall mean unsecured senior Indebtedness issued by the Borrower and/or a finance company that is an Affiliate of the Borrower (i) the terms of which (1) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 91 days after the Revolving Facility Maturity Date, (2) do not contain covenants that, taken as a whole, are more restrictive than those set forth in this Agreement and the other Loan Documents, (3) provide for covenants and events of default customary for Indebtedness of a similar nature as such Permitted Senior Unsecured Debt and (ii) in respect of which no Subsidiary of the Borrower that is not a guarantor under the Loan Documents is a guarantor; provided that immediately prior to and after giving effect on a Pro Forma Basis to any incurrence of Permitted Senior Unsecured Debt, no Default or Event of Default shall have occurred and be continuing or would result therefrom and the Borrower would be in compliance on a Pro Forma Basis with the Financial Performance Covenants as of the most recently completed fiscal quarter for which financial statements are available.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trust, or Governmental Authority .

“Plan” shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA and in respect of which any Loan Party or any ERISA Affiliate is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17(b).

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean for any day, the prime rate of interest per annum published from time to time in the Bonds, Rates & Yields section of The Wall Street Journal or in any successor publication to The Wall Street Journal. Borrower understands that the Prime Rate may not be the best, lowest, or most favored rate, and any representation or warranty in that regard is expressly disclaimed. Borrower acknowledges that (i) if more than one prime rate is published at any time by The Wall Street Journal, the highest of such prime rates shall constitute the Prime Rate hereunder, and (ii) if at any time The Wall Street Journal ceases to publish a prime rate, the Administrative Agent shall have the right to select a substitute rate that the Administrative Agent determines, in the exercise of its reasonable commercial discretion, to be comparable to such prime rate, and the substituted rate as so selected, upon the sending of written notice thereof to Borrower, shall constitute the Prime Rate hereunder. Upon each increase or decrease hereafter in the Prime Rate, the rate of interest upon the unpaid principal balance of the ABR Loans shall be increased or decreased by the same amount as the increase or decrease in the Prime Rate, such increase or decrease to become effective as of the day of each such change in the Prime Rate and without notice to Borrower or any other Person. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Lender. The Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Forma Basis” shall mean, as to any Person, for any events as described in clauses (a) and (b) below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such

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calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”):

(a) in making any determination of EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Asset Disposition and to any Asset Acquisition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), in each case that occurred during the Reference Period (or, unless the context otherwise requires, occurring during the Reference Period or thereafter and through and including the date upon which the respective Asset Acquisition or Asset Disposition is consummated); and

(b) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) incurred or permanently repaid during the Reference Period shall be deemed to have been incurred or repaid at the beginning of such period, (y) Interest Expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods and (z) with respect to distributions made pursuant to Section 6.06(e), pro forma effect shall be given to the decrease in cash and Permitted Investments resulting from such distributions.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and, for any fiscal period ending on or prior to the first anniversary of an Asset Acquisition or Asset Disposition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such Asset Acquisition, Asset Disposition or other similar transaction, to the extent that the Borrower delivers to the Administrative Agent (i) a certificate of a Financial Officer of the Borrower setting forth such operating expense reductions and other operating improvements or synergies and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and other operating improvements or synergies.

“Projections” shall mean the projections and any forward-looking statements (including statements with respect to booked business) of the Borrower and its Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of its Subsidiaries prior to the Closing Date.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).

“Qualified ECP Credit Party” means, with respect to any Benefitting Loan Party in respect of any Swap Obligation, each Loan Party that, at the time of the guarantee by such Benefitting Loan Party of such Swap Obligation is entered into or becomes effective with respect to, or at any other time such Benefitting Loan Party is by virtue of such guarantee deemed to enter into, such Swap Obligation, constitutes an Eligible Contract Participant and can cause such Benefitting Loan Party to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, members, managers and agents of such Person and such Person’s Affiliates.

“Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing in, into or onto the Environment.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period has been waived, with respect to a Plan.

“Required Lenders” shall mean, at any time, Lenders having (a) Loans outstanding, and (b) Available Unused Commitments, that taken together, represent more than 50% of the sum of all (y) Loans outstanding, and (z) the total Available Unused Commitments at such time.

“Responsible Officer” of any Person shall mean any executive officer, Financial Officer, director, general partner, managing member or sole member of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Revolving Facility” shall mean the Revolving Facility Commitments and the extensions of credit made hereunder by the Revolving Facility Lenders.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Eurodollar Loans and ABR Loans pursuant to Section 2.01 representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from

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time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The initial amount of each Revolving Facility Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Revolving Facility Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Revolving Facility Commitments on the Closing Date is U.S. $100,000,000.

“Revolving Facility Credit Exposure” shall mean, at any time, the aggregate principal amount of the Revolving Facility Loans outstanding at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the aggregate principal amount of such Revolving Facility Lender’s Revolving Facility Loans outstanding at such time.

“Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made to the Borrower by a Revolving Facility Lender pursuant to Section 2.01. Each Revolving Facility Loan shall be a Eurodollar Loan or an ABR Loan.

“Revolving Facility Maturity Date” shall mean August 13, 2014 (or if such date is not a Business Day, the next succeeding Business Day, unless such Business Day is in the next calendar month, in which case the next preceding Business Day).

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“S&P” shall mean Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended and any successor statute.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent or any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

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“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(e).

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association, joint venture, limited liability company or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supplemental Administrative Agent” shall have the meaning assigned to such term in Section 8.13(a).

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, including any such obligation comprised of a guaranty or a security interest or other Lien.

“Swap Provider” means any Lender or any Affiliate of a Lender who has entered into a Swap Agreement with Borrower or its Subsidiaries pursuant to the terms of this Agreement.

“Syndication Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority and any and all additions to tax, interest and penalties related thereto.

“Test Period” shall mean, at any date of determination, the most recently completed four consecutive fiscal quarters of FINV ending on or prior to such date.

“Transactions” shall mean, collectively, the transactions to occur on, prior to or immediately after the Closing Date pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents and the initial borrowings hereunder; (b) the execution and delivery of the loan documents pertaining to the Multi-Year Credit Facility; and (c) the payment of all fees and expenses owing in connection with the foregoing.

“Trigger Date” shall mean the first date of delivery of financial statements after the Closing Date pursuant to Section 5.04(a) or (b).

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“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Eurodollar Rate and the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

“United States” means the United States of America.

“U.S. Dollars” or “U.S.$” shall mean the lawful currency of the United States.

“U.S.A. PATRIOT Act” shall have the meaning assigned to such term in Section 3.08(a).

“Wholly Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned, directly or indirectly, by such Person or any other Wholly Owned Subsidiary of such Person.

“Withholding Agent” shall have the meaning assigned to it in Section 2.17(a).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect from time to time.

Section 1.03 Effectuation of Transfers. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Revolving Facility Lender agrees to make Revolving Facility Loans, in each case from time to time during the Availability Period, comprised of Eurodollar Loans and ABR Loans to the Borrower in U.S. Dollars in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment and (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans. The Revolving Facility shall be available as ABR Loans or Eurodollar Loans.

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Section 2.02 Loans and Borrowings. (a) Each Loan to the Borrower shall be made as part of a Borrowing consisting of Loans of the same Type and in the same currency made by the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Borrowing by the Borrower is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Interest Periods in respect of Borrowings outstanding under the Revolving Facility.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date.

Section 2.03 Requests for Borrowings. To request a Revolving Facility Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Borrowing consisting of Eurodollar Loans, not later than 10:00 a.m., Houston, Texas time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of a Borrowing consisting of ABR Loans, not later than 11:00 a.m., Houston, Texas time on the date of such Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly (but in any event on the same day) by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of the requested Borrowing;

(b) the date of such Borrowing, which shall be a Business Day;

(c) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(d) in the case of a Borrowing consisting of a Eurodollar Loan, the initial Interest Period to be applicable thereto; and

(e) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

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Section 2.04 Reserved.

Section 2.05 Reserved.

Section 2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it to the Borrower hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Each Lender may, at its option, make any Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such account of the Borrower as is designated by the Borrower in the Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but in any event on the same day) by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

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(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election.

If any such Interest Election Request made by the Borrower requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to one of its Eurodollar Borrowings prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the Borrower shall be deemed to have converted such Borrowing to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders (unless such Event of Default is an Event of Default under Section 7.01(h) or (i), in which case no such request shall be required), so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08 Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Facility Commitments shall terminate on the Revolving Facility Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments; provided that (i) each reduction of the Revolving Facility Commitments shall be in an amount that is an integral multiple of U.S. $1,000,000 and not less than U.S. $5,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments), and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans by the Borrower in accordance with Section 2.11, the Revolving Facility Credit Exposure would exceed the total Revolving Facility Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Facility Commitments

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delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Facility Commitments shall be permanent; provided that a notice of termination of Revolving Facility Commitments may state that such notice is conditioned upon the effectiveness of another credit facility or facilities as specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction of the Revolving Facility Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Facility Commitments.

Section 2.09 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan on the Revolving Facility Maturity Date; provided, that all Loans shall be paid on such earlier date upon which the maturity of the Loans shall have been accelerated pursuant to Section 7.01.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made in accordance with the terms of this Agreement.

(e) Loans made by a Lender shall be evidenced by a promissory note substantially in the form of Exhibit G. The Borrower shall prepare, execute and deliver to each Lender a Note payable to such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including, to the extent requested by any assignee, after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the payee named therein.

Section 2.10 Repayment of Loans. (a) To the extent not previously paid, all Revolving Facility Loans shall be due and payable on the Revolving Facility Maturity Date.

(b) Prior to any repayment of any Revolving Facility Borrowing, the Borrower shall select the Revolving Facility Borrowing or Revolving Facility Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 1:00 p.m., Houston, Texas time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurodollar Borrowing, three Business Days before the scheduled date of such repayment. Each repayment of a Revolving Facility Borrowing shall be applied to the Revolving Facility Loans included in the repaid Revolving Facility Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders at the time of such repayment).

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Section 2.11 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay Revolving Facility Loans in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in the form of Exhibit B hereto provided in accordance with Section 2.10(b).

(b) If on any date, the Administrative Agent notifies the Borrower that the Revolving Facility Credit Exposure exceeds the aggregate Revolving Facility Commitments of the Lenders on such date, the Borrower shall, as soon as practicable and in any event within two Business Days following such date, prepay the outstanding principal amount of any Revolving Facility Loans together with any interest accrued to the date of such prepayment on the aggregate principal amount of Revolving Facility Loans prepaid. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.11(b) to the Borrower and the Lenders.

(c) In the event of any termination of all the Revolving Facility Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Facility Loans. If as a result of any partial reduction of the Revolving Facility Commitments, the aggregate Revolving Facility Exposure would exceed the aggregate Revolving Facility Commitments of all Revolving Facility Lenders after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Facility Loans in an amount sufficient to eliminate such excess.

Section 2.12 Fees.

(a) Reserved.

(b) Reserved.

(c) Reserved.

(d) The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the fee set forth in the Fee Letter at the times specified therein or such other administrative fee as agreed between the Borrower and the Administrative Agent in writing (such fees, the “Administrative Agent Fees”) and to pay all other fees due and payable pursuant to the Fee Letter.

(e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13 Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each ABR Loan at the Alternate Base Rate plus the Applicable Margin.

(b) The Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan at the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Borrower shall pay interest on such overdue amount, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (y) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans with respect to the Revolving Facility in paragraph (a) of this Section; provided that this paragraph (c) shall not apply to any Default or Event of Default that has been waived by the Lenders pursuant to Section 9.08.

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(d) Accrued interest on each Revolving Facility Loan shall be payable by the Borrower in arrears on each Interest Payment Date for such Revolving Facility Loan upon termination of the Revolving Facility Commitments and upon the Revolving Facility Maturity Date; provided that (x) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (y) in the event of any repayment or prepayment of any Revolving Facility Loan (other than a prepayment of an ABR Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Facility Revolving Facility Loan shall be payable on the effective date of such conversion.

(e) All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable pursuant to this Section, and (i) if based on the Alternate Base Rate (if based on the Prime Rate), a year of 365 days or 366 days, as the case may be; or (ii) otherwise, on the basis of a year of 360 days.

Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing or shall be made as a Borrowing bearing interest at such rate as the Required Lenders shall agree adequately reflects the costs to the Revolving Facility Lenders of making the Loans comprising such Borrowing.

Section 2.15 Increased Costs (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, FDIC insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurodollar Rate); or

(ii) impose on any Lender or the London interbank market any tax, costs, expenses or other condition affecting this Agreement or Loans made by such Lender or participation therein (except in each case (A) for Indemnified Taxes indemnified pursuant to Section 2.17 and (B) Excluded Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to

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reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) (except in each case (A) for Indemnified Taxes indemnified pursuant to Section 2.17 and (B) Excluded Taxes), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered in connection therewith.

(b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or any of the Loans made by such Lender or as a consequence of the Commitments to make any of the Loans, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered in connection therewith.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurodollar Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in U.S. Dollars of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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Section 2.17 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If a Loan Party, the Administrative Agent or any other Person acting on behalf of the Administrative Agent in regards to payments hereunder (a “Withholding Agent”) shall be required by applicable law to deduct Taxes from such payments, the applicable Withholding Agent shall be entitled to make such deduction or withholding and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Party shall be increased as necessary so that after making all required deductions (including deductions of Indemnified Taxes applicable to additional sums payable under this Section) the Administrative Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings for Indemnified Taxes been made, and such Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each Loan Party shall pay any Other Taxes payable on account of any obligation of such Loan Party and upon the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (other than Indemnified Taxes or Other Taxes resulting from gross negligence or willful misconduct of the Administrative Agent or such Lender, and without duplication of any amounts indemnified under Section 2.17(a)) paid by the Administrative Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party under, or otherwise with respect to, any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided however, that a Loan Party shall not be required to make any payment pursuant to this Section 2.17(c) if the Administrative Agent or such Lender, as the case may be, makes demand for such payment more than 180 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Person for payment of such Indemnified Taxes or Other Taxes, and (ii) the date on which such Person has made payment of such Indemnified Taxes or Other Taxes (except that, if the Indemnified Taxes or Other Taxes imposed or asserted giving rise to such claims are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effort thereof). A certificate as to the amount of such payment or liability and setting forth in reasonable detail the basis and calculation for such payment or liability delivered to such Loan Party by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error of the Lender or the Administrative Agent, as applicable.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall, to the extent it may lawfully do so, deliver

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to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, two copies of U.S. Internal Revenue Service Form W-8BEN (claiming the benefits of an applicable income tax treaty), W-8EXP, W-8IMY (together with any required attachments) or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of any of Exhibits H-1-4 (as applicable) and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender (with any other required forms attached) claiming complete exemption from or a reduced rate of U.S. federal withholding Tax on all payments by the Borrower under this Agreement and the other Loan Documents. Each Lender that is not a Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, two copies of U.S. Internal Revenue Service Form W-9, properly completed and duly executed by such Lender, claiming complete exemption (or otherwise establishing an exemption) from U.S. backup withholding on all payments under this Agreement and the other Loan Documents. Such forms shall be delivered by each Lender, to the extent it may lawfully do so, on or before the date it becomes a party to this Agreement. In addition, each Lender, to the extent it may lawfully do so, shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Without limiting the foregoing, any Lender that is entitled to an exemption from or reduction of withholding Tax otherwise indemnified against by a Loan Party pursuant to this Section 2.17 with respect to payments under any Loan Document shall deliver to the Borrower or the relevant Governmental Authority (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding Tax or at a reduced rate; provided that in such Lender’s judgment such completion, execution or submission would not materially prejudice such Lender.

(f) If the Administrative Agent or any Lender determines, in good faith and in its sole discretion, that it has received a refund of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or such Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.

(g) For purposes of this Section 2.17, the term “applicable law” includes FATCA.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder

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(whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., Houston, Texas time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall be made in U.S. Dollars. All payments of other amounts due hereunder or under any other Loan Document shall be made in U.S. Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Facility Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Facility Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in Revolving Facility Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Facility Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Loan Party (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment by the Borrower is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and

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may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.19(a), or is a Defaulting Lender, then such Loan Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04, all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Loan Party shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Loan Party (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) such assignment does not conflict with applicable law. Nothing in this Section 2.19 shall be deemed to prejudice any rights that any Loan Party may have against any Lender that is a Defaulting Lender.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender

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by requiring such Non-Consenting Lender to assign its Loans and Commitments hereunder to one or more Eligible Assignees, provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04.

Section 2.20 Reserved.

Section 2.21 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurodollar Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such Eurodollar Borrowings of such Lender to ABR Borrowings on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.22 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitments of such Defaulting Lender pursuant to Section 2.12(a);

(b) the aggregate principal amount of Loans and Available Unused Commitment of such Defaulting Lender shall not be included in determining whether all Lenders, Required Lenders or affected Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.08); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender, (ii) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (iii) any amendment that reduces the principal amount of, or rate of interest on, any Loan made by such Defaulting Lender, shall require the consent of such Defaulting Lender;

(c) reserved;

(d) reserved; and

(e) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (iii)

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third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (iv) fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided, with respect to this clause (v), that if such payment is (x) a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has not funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.01 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(f) In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving Facility Credit Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Facility Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Facility Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.23 Reserved.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each of the Lenders with respect to the Borrower and each of its Subsidiaries that:

Section 3.01 Organization; Powers. Each Loan Party (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization except for such failure to be in good standing which could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder. Frank’s International C.V. is duly formed and entered into as a contract governed by the laws of the Netherlands and, in absence of Frank’s International C.V. having separate legal personality under the laws of the Netherlands, Frank’s International Management B.V. acting as its sole general partner is the sole party authorized to act on behalf of Frank’s International C.V. and shall hold title to any and all assets contributed to or acquired on behalf of Frank’s International C.V.

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Section 3.02 Authorization. The execution, delivery and performance by the Borrower and each Loan Party of each of the Loan Documents to which it is a party, and the borrowings hereunder and the Transactions (a) have been duly authorized by all necessary corporate, stockholder, limited liability company or partnership action required to be obtained by the Borrower and such Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, lease, agreement or other instrument to which the Borrower or any such Loan Party is a party or by which any of them or any of their respective property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this clause (b), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) will not result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Loan Party, other than the Liens permitted by Section 6.02.

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions except for such consents, authorizations, filings or other actions that have either (i) been made or obtained and are in full force and effect or (ii) are listed on Schedule 3.04, and (iii) such actions, consents, approvals, registrations or filings, the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect.

Section 3.05 Financial Statements. There has heretofore been furnished to the Lenders the following (and the following representations and warranties are made with respect thereto):

The unaudited pro forma consolidated balance sheet of FINV as of December 31, 2012, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) was prepared in good faith based on assumptions that are believed by the Borrower to be reasonable as of the Closing Date (it being understood that such assumptions are based on good faith estimates with respect to certain items and that the actual amounts of such items on the Closing Date is subject to variation), (ii) accurately reflects all adjustments necessary to give effect to the Transactions and (iii) presents fairly, in all material respects, the pro forma financial position of the Borrower and its Subsidiaries as of December 31, 2012, as if the Transactions had occurred on such date.

Section 3.06 No Material Adverse Effect. Since December 31, 2012, there has been no event or occurrence which has resulted in, individually or in the aggregate, any Material Adverse Effect.

Section 3.07 Title to Properties; Possession Under Leases. (a) The Borrower and each of its Subsidiaries have good and valid title to all of their properties and assets, subject solely to

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Permitted Liens and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower and each of its Subsidiaries have maintained, in all material respects and in accordance with normal industry practice, all of the machinery, equipment, vehicles, facilities and other tangible personal property now owned or leased by the Borrower or any of its Subsidiaries that is necessary to conduct their business as it is now conducted.

(b) The Borrower and each of its Subsidiaries have complied with all obligations under all leases to which it is a party, except where the failure to comply could not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries enjoy peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) The Borrower and each of its Subsidiaries have good title to or valid leasehold interests (subject to Permitted Liens) in all real property owned by them, except as could not reasonably be expected to have a Material Adverse Effect.

(d) The Borrower and each of its Subsidiaries owns or possesses, or has the right to use or could obtain ownership or possession of or a right to use, on terms not materially adverse to it, all patents, trademarks, service marks, trade names and copyrights necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Reserved.

(f) Reserved.

(g) Schedule 3.07(g) sets forth as of the Closing Date (i) the name and jurisdiction of incorporation, formation or organization of each Loan Party, (ii) as to each such Subsidiary of Borrower, the percentage of each class of Equity Interests owned by the Borrower or by any such Subsidiary, indicating the ownership thereof, and (iii) the total assets (excluding intangible assets and intercompany investments) of each Loan Party (other than the Borrower) that will execute the Guaranty Agreement as of the Closing Date and the percentage of each such Loan Party’s total assets to the Borrower’s Consolidated Total Assets.

Section 3.08 Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.08(a), there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Borrower, threatened in writing against or affecting, the Borrower or any of its Subsidiaries or any business, property or rights of any such Person (i) as of the Closing Date, that involve any Loan Document or the Transactions or (ii) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected, individually or in the aggregate, to materially adversely affect the Transactions. Neither the Borrower nor any of its Subsidiaries, nor any of their Affiliates, is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001) (the “U.S.A. PATRIOT Act”).

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(b) (i) Neither the Borrower nor any of its Subsidiaries nor any of their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any currently applicable law, rule or regulation or any restriction of record or agreement affecting any material real property nor is the Borrower or any of its Subsidiaries in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) the Borrower and each of its Subsidiaries holds all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority required under any currently applicable law, rule or regulation for the operation of its business as presently conducted, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.09 Federal Reserve Regulations. (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.10 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.11 Use of Proceeds. The Borrower will use the proceeds of the Revolving Facility Loans solely for working capital and other general corporate purposes including capital expenditures and to pay fees and expenses incurred in connection with the Transactions.

Section 3.12 Tax Returns. Except as set forth on Schedule 3.12, each of the Borrower and Borrower’s Subsidiaries (i) has timely filed or caused to be timely filed all U.S. federal, state, local and non-U.S. Tax returns required to have been filed by it and each such Tax return is complete and accurate in all material respects and (ii) has timely paid or caused to be timely paid all Taxes due and payable by it and all other Taxes or assessments, except in each case referred to in clauses (i) or (ii) above, (1) if the failure to comply would not cause a Material Adverse Effect or (2) if the Taxes or assessments are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower or any of Borrower’s Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP.

Section 3.13 No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature) (the “Information”) concerning the Borrower and Borrower’s Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by the Borrower or any of its Subsidiaries and delivered to the Administrative Agent or to the Administrative Agent on behalf of the Lenders in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Administrative Agent or the Lenders, as the case may be, and as of the Closing Date, and did not contain any untrue statement of a material fact as of any such date or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

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(b) The Projections prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lender or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date such Projections were furnished to the Lenders (it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that neither the Borrower nor any of its Subsidiaries makes any representation that such projections will be realized), and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

Section 3.14 Employee Benefit Plans. (a) Each Plan has been administered in compliance with the applicable provisions of ERISA and the Code (and the regulations and published interpretations thereunder) except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events which have occurred or for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 3.15 Environmental Matters. Except as set forth on Schedule 3.15 or for matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) no written notice of a request for information, order, complaint, Environmental Claim or penalty has been received by Borrower or any of Borrower’s Subsidiaries, and there are no judicial or administrative actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any of Borrower’s Subsidiaries which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of Borrower’s Subsidiaries, (ii) Borrower and each of Borrower’s Subsidiaries have timely applied for, or obtained, and as applicable maintains in full force and effect, all permits, registrations and licenses to the extent necessary for the conduct of its businesses and operations as currently conducted to comply with all Environmental Laws and is, and, within all surviving periods of applicable statutes of limitation, has been, in compliance with the terms and conditions of such permits, registrations and licenses, and with all Environmental Laws, (iii) none of the Borrower nor any of Borrower’s Subsidiaries is conducting or funding or known by Borrower to be responsible under Environmental Law for any investigation, remediation, remedial action or cleanup of any Release or threatened Release of Hazardous Materials arising from any of their operations, (iv) there has been no Release or threatened Release of Hazardous Materials at any property currently or, to the knowledge of the Borrower, formerly owned, operated or leased by the Borrower or any of Borrower’s Subsidiaries that would reasonably be expected to give rise to any liability of the Borrower or any of Borrower’s Subsidiaries under any Environmental Laws or Environmental Claim against the Borrower or any of Borrower’s Subsidiaries, and, to the knowledge of Borrower, no Hazardous Material have been transported for disposal to or Released at any location offsite real properties of Borrower or any of Borrower’s Subsidiaries in a manner that would reasonably be expected to give rise to any liability of the Borrower or any of Borrower’s Subsidiaries under any Environmental Laws or Environmental Claim against the Borrower or any of Borrower’s Subsidiaries, (v) none of the Borrower nor any of Borrower’s Subsidiaries has entered into any written agreement or contract to assume, guarantee or indemnify a third party for any Environmental Claims, and (vi) to the knowledge of the Borrower, there are not currently and there have not been any underground storage tanks owned or operated by the Borrower or any of Borrower’s Subsidiaries on the Borrower’s or any Borrower’s Subsidiary’s real property. Representations and warranties of the Borrower or any of Borrower’s Subsidiaries with respect to environmental matters are limited to those in this Section 3.15.

Section 3.16 Reserved.

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Section 3.17 Reserved.

Section 3.18 Solvency. (a) Immediately after giving effect to the Transactions (i) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Loan Parties on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Loan Parties on a consolidated basis; (ii) the present fair saleable value of the property of the Loan Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Loan Parties on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b) The Borrower does not intend to, and does not believe that it nor any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 3.19 Labor Matters. There are no strikes pending or, to the knowledge of any Responsible Officer of the Borrower, threatened against the Borrower or any of Borrower’s Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and Borrower’s Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters, except where such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All material payments due from the Borrower or any of Borrower’s Subsidiaries or for which any claim may be made against the Borrower or any of Borrower’s Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. Consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of Borrower’s Subsidiaries (or any predecessor) is a party or by which the Borrower or any of Borrower’s Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to the Borrower and Borrower’s Subsidiaries, taken as a whole.

Section 3.20 Insurance. Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect. The Borrower believes that the insurance maintained by or on behalf of it and the Subsidiaries is adequate.

Section 3.21 Status as Senior Debt. The Obligations shall rank pari passu with any other senior Indebtedness or securities of the Borrower and shall constitute senior indebtedness of the Borrower and its Subsidiaries under and as defined in any documentation documenting any junior indebtedness of the Borrower or the Subsidiaries.

Section 3.22 Material Contracts. Other than as set forth on Schedule 3.22, as of the Closing Date there are no contracts or agreements to which the Borrower or any of its Subsidiaries is a party, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or that, if terminated or if a default occurs thereunder, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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Section 3.23 Foreign Corrupt Practices. Neither, the Borrower nor any of its Subsidiaries, nor, to the knowledge of any Responsible Officer of the Borrower, any director, officer or Affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and their respective Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.24 OFAC. Neither the Borrower nor any of its Subsidiaries, nor any director, officer or Affiliate of the Borrower or any of its Subsidiaries is currently subject to any material U.S. sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE IV

CONDITIONS TO CREDIT EVENTS

The obligations of the Lenders to make Loans (a “Credit Event”) are subject to the satisfaction of the following conditions:

Section 4.01 All Credit Events. On the date of each Credit Event (other than a Borrowing on the Closing Date (except with respect to clause (a) below)):

(a) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects (unless qualified by materiality or Material Adverse Effect, in which case the accuracy of such qualified representations and warranties shall be true and correct in all respects) on and as of the date of such Credit Event.

(c) At the time of and immediately after such Credit Event no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

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Section 4.02 First Credit Event. On the Closing Date:

(a) The Administrative Agent (or its counsel) shall have received from (i) each party hereto either (a) a counterpart of this Agreement signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission, or electronic transmission of a PDF copy, of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) Borrower duly executed Notes payable to the order of each Lender in a principal amount equal to its Revolving Facility Commitment dated as of the Closing Date, and (iii) each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Guaranty Agreement.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders on the Closing Date, favorable written opinions of Vinson & Elkins L.L.P., special U.S. counsel for the Loan Parties, Van Campen Liem, special Dutch counsel for Frank’s International C.V. and Oilfield Equipment Rental B.V., and Orion Law, special British Virgin Islands counsel for Frank’s International West Africa (BVI) Limited and Frank’s International (BVI) Limited, each in form and substance reasonably satisfactory to the Administrative Agent (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request, and each Loan Party hereby instructs its counsel to deliver such opinions.

(c) The Administrative Agent shall have received in the case of each Loan Party each of the following:

(i) a copy of the certificate or articles of incorporation, partnership agreement or limited liability agreement, including all amendments thereto, or other relevant constitutional documents under applicable law of each Loan Party, (A) in case of a company organized under the laws of the Netherlands, issued as a true copy by the relevant civil-law notary, with an excerpt from the trade register in the Netherlands, (B) in the case of any other corporation, certified as of a recent date by the Secretary of State (or other similar official) and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official) or (C) in the case of a partnership of or limited liability company, certified by the Secretary or Assistant Secretary, or the general partner, managing member or sole member, of each such Loan Party; and

(ii) a certificate of the Secretary, Assistant Secretary, Director, President or similar officer or the general partner, managing member or sole member, of each Loan Party, in each case dated the Closing Date and certifying:

(A) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B) that attached thereto is a true and complete copy of resolutions duly adopted by the governing body of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

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(C) that the certificate or articles of incorporation, partnership agreement or limited liability agreement of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(D) as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(E) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such Person, threatening the existence of such Loan Party.

(d) The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that the Borrower has received all governmental and third party consents, licenses, and approvals necessary for the consummation of the Transactions, all of which shall be in form and substance satisfactory to the Administrative Agent (or a statement that no such governmental or third party consents, licenses or approvals are required).

(e) The Lenders shall have received the financial statements referred to in Section 3.05.

(f) After giving effect to the Transactions, no Loan Party shall have any outstanding preferred equity or Indebtedness other than (i) the Loans and other extensions of credit under this Agreement and (ii) other Indebtedness permitted pursuant to Section 6.01.

(g) The Lenders shall have received a solvency certificate substantially in the form of Exhibit F and signed by the chief financial officer or another Responsible Officer of the Borrower confirming the solvency of the Borrower and the Borrower’s Subsidiaries on a consolidated basis after giving effect to the Transactions.

(h) There shall not have occurred since December 31, 2012, any event or condition that has had or would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(i) The Administrative Agent shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(j) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower as to the matters set forth in clauses (f) and (h) of this Section 4.02.

(k) The Administrative Agent shall have received all documentation and other information required by regulatory authorities with respect to the Borrower and other Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the U.S. PATRIOT Act.

(l) The Administrative Agent shall have received evidence of insurance naming the Administrative Agent as additional insured with customary endorsements on Borrower’s liability insurance.

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(m) The Administrative Agent and each Lender shall have completed their due diligence to their satisfaction.

(n) The Administrative Agent shall have received evidence (i) that contemporaneously with the this Agreement becoming effective, Frank’s International N.V. has closed its initial public offering, (ii) that FINV has contributed to Borrower all of FINV’s non-U.S. Subsidiaries and Mosing Holdings, Inc. has contributed all of its U.S. Subsidiaries to Frank’s International C.V. (excluding certain de minimis Subsidiaries) and Frank’s International C.V. has issued 100% of its general partnership interest to the Borrower as more fully described in FINV’s Registration Statement on Form S-1, as amended, and (iii) all of Borrower’s Indebtedness described in clauses (a) and (b) of the definition of “Indebtedness” has been repaid in full.

The Administrative Agent is hereby authorized and directed to declare this Agreement effective when the conditions set forth in Section 4.02 have been satisfied to the reasonable satisfaction of the Administrative Agent or waived as permitted herein. Such declaration shall be final, conclusive and binding upon the Administrative Agent, the Borrower and the Lenders for all purposes.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each Subsidiary to:

Section 5.01 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and good standing, except as otherwise expressly permitted under Section 6.05, and except for the liquidation or dissolution of any such Subsidiary if the assets of such Subsidiary to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution.

(b) Do or cause to be done all things necessary to (i) in the Borrower’s reasonable business judgment obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all material respects with all material applicable laws, rules, regulations and judgments, writs, injunctions, decrees, permits, licenses and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement); in each case in this paragraph (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Insurance. Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the

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same or similar businesses and maintain such other insurance as may be required by law or any other Loan Document and cause Administrative Agent to be named as an additional insured on all liability policies.

Section 5.03 Taxes; Payment of Obligations. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim to the extent that (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Borrower or the affected Subsidiary of the Borrower, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto, (ii) the aggregate amount of such Taxes, assessments, charges, levies or claims does not exceed U.S. $10,000,000, or (iii) if the failure to pay, discharge or otherwise satisfy such Taxes, assessments, charges, levies or claims obligation could not reasonably be expected to have a Material Adverse Effect. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, the Obligations and all its other material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or the affected Subsidiary of the Borrower or if the failure to pay, discharge or otherwise satisfy such obligation could not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Financial Statements, Reports, Etc.. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of FINV, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of FINV and its Subsidiaries (including the Borrower) as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, all audited by PricewaterhouseCoopers LLP or other independent accountants of recognized international standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of FINV and its Subsidiaries on a consolidated basis in accordance with GAAP;

(b) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of FINV, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of FINV and its Subsidiaries (including the Borrower) as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all certified by a Financial Officer of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations of FINV and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

(c) (x) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth a

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computation of the Financial Performance Covenants in detail reasonably satisfactory to the Administrative Agent and (y) concurrently with any delivery of financial statements under (a) above, a certificate of its independent accounting firm stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default under Section 6.10 or 6.11 (which certificate may be limited to accounting matters and disclaims responsibility for legal interpretations);

(d) promptly after the same become publicly available, copies of all periodic and other available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Borrower or any of its Subsidiaries with the SEC, or distributed to its equityholders generally, if and as applicable;

(e) as soon as available, but in any event within thirty (30) days after the end of each fiscal year of FINV, a summary report as of the end of the prior fiscal year of FINV substantially in the form of the 2012 Summary Guarantor Group report delivered to the Agent and Lenders prior to the Closing Date, showing for each Guarantor on a stand alone basis its tangible assets and EBITDA and the percentage of Consolidated Tangible Assets owned by, and the contribution to EBITDA of, the Guarantors collectively;

(f) promptly, a copy of all reports submitted to the governing body (or any committee thereof) of the Borrower or any of its Subsidiaries in connection with any material interim or special audit made by independent accountants of the books of the Borrower or any of its Subsidiaries;

(g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(h) promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or a Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request; and

(i) no later than 90 days following the first day of each fiscal year of the Borrower, a budget for the Borrower and its consolidated Subsidiaries.

Documents required to be delivered pursuant this Section 5.04 may be delivered electronically and, in the case of Sections 5.04(d) shall be deemed to have been delivered if such documents, or one or more annual, quarterly or other reports or filings containing such documents, (i) shall have been posted or provided a link to on FINV’s website on the Internet at the website at http://www.franksinternational.com/, (ii) shall be available on the website of the SEC at http://www.sec.gov or (iii) shall have been posted on FINV’s behalf on SyndTrak or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of the Borrower or any Subsidiary obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

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(b) the filing or commencement of, or any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to the Borrower or any of its Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect; and

(d) the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased), including ERISA, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

Section 5.07 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Borrower or any of its Subsidiaries at reasonable times, upon reasonable prior notice, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice and at such Lender’s expense to discuss the affairs, finances and condition of the Borrower or any of the Subsidiaries with the officers thereof, managing member or sole member thereof, and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract); provided that, during any calendar year absent the occurrence and continuation of an Event of Default, only one (1) visit by the Administrative Agent shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower.

Section 5.08 Use of Proceeds. Use the proceeds of the Loans solely for the purposes described in Section 3.11.

Section 5.09 Compliance with Environmental Laws. Comply, cause all of the Borrower’s Subsidiaries to comply with all Environmental Laws applicable to its business, operations and properties; apply for and, as applicable, obtain and maintain in full force and effect all material authorizations, registrations, licenses and permits required pursuant to Environmental Law for its business, operations and properties; and perform any investigation, remedial action or cleanup required as a result of the Release of any Hazardous Materials as required of Borrower or any of Borrower’s Subsidiaries pursuant to Environmental Laws except that Borrower and all of the Borrower’s Subsidiaries are not required to perform such investigation, remedial action or cleanup to the extent that Borrower reasonably believes in good faith that one or more Persons other than Borrower or Borrower’s Subsidiaries is responsible for such performance and Borrower or any of the Borrower’s Subsidiaries pursue actions in a timely manner to compel such Persons to conduct such investigation, remedial action or cleanup; and further, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 5.10 Further Assurances; Additional Loan Parties. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, that may be required under any applicable law, or that the Administrative Agent may reasonably request, all at the expense of the applicable Loan Parties, and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the compliance of the Borrower and each of its Subsidiaries with the requirements of the Loan Documents.

(b) At all times the percentage of Borrower’s Consolidated Total Assets owned by Loan Parties shall be at least 75% of Borrower’s Consolidated Total Assets and the percentage of Borrower’s EBITDA attributable to Loan Parties shall be at least 75%. If Borrower forms or acquires any additional direct or indirect Material Subsidiary, within 10 Business Days after the date of formation or acquisition of such Subsidiary, Borrower will cause such Subsidiary to execute a joinder to the Guaranty Agreement and become a Loan Party. If through growth in a Subsidiary’s business, or as a result of any conveyance, purchase, assignment, transfer or other acquisition of assets, or otherwise, a Subsidiary which was not previously a Loan Party becomes a Material Subsidiary, Borrower will cause such Subsidiary to execute a joinder to the Guaranty Agreement and become a Loan Party.

(c) In the case of any Loan Party, (i) furnish to the Administrative Agent prompt written notice of any change (A) in such Loan Party’s corporate or organization name, or (B) in such Loan Party’s identity or organizational structure.

Section 5.11 Fiscal Year. Cause its fiscal year to end on December 31, unless otherwise required by the Code.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan and all Fees and all other expenses or amounts then due and payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any Subsidiary to:

Section 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Closing Date and set forth on Schedule 6.01 (excluding Indebtedness under clause (b) of this Section 6.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a Person not affiliated with the Borrower or any Subsidiary of the Borrower);

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) Indebtedness of the Borrower and its Subsidiaries pursuant to Swap Agreements permitted by Section 6.12;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health,

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disability or other employee benefits or property, casualty or liability insurance to the Borrower or any of its Subsidiaries pursuant to reimbursement or indemnification obligations to such Person; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e) Indebtedness of the Borrower or any of its Subsidiaries owing to the Borrower or any Subsidiary of the Borrower to the extent permitted by Section 6.04, provided that such Indebtedness shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent (the “Subordinated Intercompany Debt”);

(f) Indebtedness in respect of performance bonds, warranty bonds, bid bonds, appeal bonds, surety bonds, labor bonds and completion or performance guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and Indebtedness arising out of advances on exports, advances on imports, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within five Business Days of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h) (i) Indebtedness of a Subsidiary acquired after the Closing Date or a Person merged into, amalgamated or consolidated with the Borrower or any of its Subsidiaries after the Closing Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case, exists at the time of such acquisition, merger, amalgamation or consolidation and is not created in contemplation of such event and where such acquisition, merger, amalgamation or consolidation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, provided that, solely with respect to a Person being merged into, amalgamated or consolidated with the Borrower or any of its Subsidiaries and Indebtedness being assumed in connection with the acquisition of assets, the aggregate principal amount of such Indebtedness at the time of, and after giving effect to, such acquisition, merger, amalgamation or consolidation, such assumption or such incurrence, as applicable would not exceed U.S. $30,000,000;

(i) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or any of its Subsidiaries prior to or within 90 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition, lease or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof would not exceed U.S. $25,000,000;

(j) Capital Lease Obligations incurred by the Borrower or any of its Subsidiaries in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03;

(k) other unsecured Indebtedness, in an aggregate principal amount at any time outstanding pursuant to this Section 6.01(k) not to exceed U.S. $50,000,000;

(l) Guarantees (i) by any Loan Party of any Indebtedness of any other Loan Party or any other Subsidiary of the Borrower and (ii) by any Subsidiary that is not a Loan Party of Indebtedness

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of the Borrower or any of its Subsidiaries; provided that Guarantees by the Borrower or any of its Subsidiaries under this Section 6.01(l) of any other Indebtedness of a Person that is subordinated to other Indebtedness of such Person shall be expressly subordinated to the Obligations on terms consistent with those used, or to be used, for Subordinated Intercompany Debt;

(m) Indebtedness arising from agreements of the Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of Borrower, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Borrower for the purpose of financing such acquisition;

(n) Indebtedness supported by a letter of credit issued pursuant to the Multi-Year Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(o) Indebtedness consisting of Permitted Senior Unsecured Debt in an aggregate principal amount not to exceed U.S. $200,000,000;

(p) Indebtedness of the Loan Parties pursuant to the Multi-Year Credit Facility and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(q) (i) Indebtedness incurred and/or assumed in connection with Section 6.04(j); provided that the aggregate amount of such Indebtedness outstanding pursuant to this Section 6.01(q) shall not exceed U.S. $100,000,000 and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(r) Indebtedness consisting of insurance premium financing arrangements; and

(s) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (r) above.

Section 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including of any Subsidiaries) at the time owned by it or on any income or revenues or rights in respect of any thereof, except (without duplication):

(a) Liens on property or assets of the Borrower or any of its Subsidiaries existing on the Closing Date and set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the Closing Date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any of its Subsidiaries;

(b) Liens on property or assets of the Borrower or any of its Subsidiaries securing Indebtedness owing under the Multi-Year Credit Facility (and extensions, renewals and refinancings of such Indebtedness permitted by Section 6.01(p)); provided such Liens secure the Obligations on a pari passu basis;

(c) any Lien on any property or asset of the Borrower or any of its Subsidiaries securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h), provided that (i) such Lien does not apply to any other property or assets of such Person not securing such Indebtedness at the date of the acquisition of such property or asset (other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after-acquired property, it being

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understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, such Lien is permitted in accordance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law (including, without limitation, Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith) such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or applicable Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations under U.S. or foreign law and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries, and (iii) pledges and deposits securing liability for reimbursement or indemnification obligations in respect of the Existing Letters of Credit;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, costs of litigation where required by law, performance and return of money bonds, warranty bonds, bids, leases, government contracts, trade contracts, completion or performance guarantees and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning restrictions, by-laws and other ordinances of Governmental Authorities, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, permits, special assessments, development agreements, deferred services agreements, restrictive covenants, owners’ association encumbrances, rights-of-way, restrictions on use of real property and other similar encumbrances that do not render title unmarketable and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or would not result in a Material Adverse Effect;

(i) purchase money security interests in equipment or other property or improvements thereto acquired (or, in the case of improvements, constructed) by the Borrower or any of its Subsidiaries (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness permitted by Section 6.01(i) (including any Permitted Refinancing Indebtedness in respect thereof), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such acquisition (or construction), including transaction costs incurred by the Borrower or any of its Subsidiaries in connection with such acquisition (or

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construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any of its Subsidiaries (other than to accessions to such equipment or other property or improvements); provided further that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender;

(j) Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l) reserved;

(m) any interest or title of, or Liens created by, a lessor under any leases or subleases entered into by the Borrower or any of its Subsidiaries, as tenant, in the ordinary course of business;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or securities intermediaries not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Person or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business;

(o) Liens arising solely by virtue of any statutory or common law provision relating to security intermediaries’ or banker’s liens, rights of set-off or similar rights;

(p) reserved;

(q) licenses of intellectual property granted in the ordinary course of business;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, machinery or other equipment;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(u) Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts;

(v) Liens given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of the Borrower or any of its Subsidiaries;

(w) Liens in connection with subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements in connection with the use of real property;

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(x) Liens in favor of any tenant, occupant or licensee under any lease, occupancy agreement or license with the Borrower or any of its Subsidiaries;

(y) Liens restricting or prohibiting access to or from lands abutting controlled access highways or covenants affecting the use to which lands may be put;

(z) Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of the Borrower or any of its Subsidiaries under any Environmental Law to which any assets of such Person are subject;

(aa) Liens consisting of minor irregularities in title, boundaries, or other minor survey defects, easements, leases, restrictions, servitudes, licenses, permits, reservations, exceptions, zoning restrictions, rights-of-way, conditions, covenants, mineral or royalty rights or reservations or oil, gas and mineral leases and rights of others in any property of the Borrower or any of its Subsidiaries, including rights of eminent domain (including those for streets, roads, bridges, railroads, electric transmission and distribution lines, telegraph and telephone lines, flood control, air rights, water rights, rights of others with respect to navigable waters, sewage and drainage rights) that exist as of the Closing Date or at the time the affected property is acquired, or are granted by the Borrower or any of its Subsidiaries in the ordinary course of business and other similar charges or encumbrances which do not secure the payment of Indebtedness and otherwise do not materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of any property in the normal course of business or materially impair the value thereof;

(bb) Liens upon specific items of inventory or other goods and proceeds of the Borrower or any of Borrower’s Subsidiaries securing such Person’s obligations in respect of banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(cc) licenses granted in the ordinary course of business and leases of property of the Borrower or any of its Subsidiaries that are not material to the business and operations of the Borrower or any of its Subsidiaries; and

(dd) Liens on existing and future cash, U.S. government securities, and letters of credit securing or supporting Swap Agreements.

Section 6.03 Sale and Lease-back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”), provided that a Sale and Lease-Back Transaction shall be permitted so long as at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease (together with the Remaining Present Value of outstanding leases previously entered into under this Section 6.03) would not exceed U.S. $25,000,000.

Section 6.04 Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger or amalgamation with a Person that is not a Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries, which cash management operations shall not extend to any other Person) to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest (each, an “Investment”), in any other Person, except:

(a) Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder) by (i) Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) not to exceed an amount equal to the sum of, without duplication, U.S. $50,000,000 plus any return of capital actually received by the respective investors in respect of investments previously made by them pursuant to this clause 6.04(a)(i) plus, an amount equal to the fair market value of any assets or property that is contributed or transferred from any Subsidiary that is not a Loan Party to any Loan Party from and after the Closing Date and (ii) Loan Parties in other Loan Parties;

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(b) Permitted Investments and Investments that were Permitted Investments when made;

(c) Investments arising out of the receipt by the Borrower or any of its Subsidiaries of noncash consideration for the sale of assets permitted under Section 6.05;

(d) (i) loans and advances to employees of the Borrower or any of its Subsidiaries not to exceed U.S. $10,000,000 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to employees of the Borrower or any of its Subsidiaries;

(e) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(f) Swap Agreements permitted pursuant to Section 6.12;

(g) Investments existing on the Closing Date and set forth on Schedule 6.04;

(h) Investments resulting from pledges and deposits referred to in Section 6.02(f), (g) and (dd);

(i) so long as immediately before and after giving effect to such Investment no Default or Event of Default has occurred and is continuing, other Investments by the Borrower and its Subsidiaries in an aggregate amount at any time outstanding (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof or any increases in value thereof) not to exceed the greater of U.S. $100,000,000 and 5.0% of Consolidated Total Assets;

(j) Investments constituting Permitted Business Acquisitions, so long as any Person acquired in connection with such Permitted Business Acquisitions and each of such Person’s Subsidiaries guarantees the Obligations to the extent required by Section 5.10;

(k) additional Investments to the extent made with proceeds of Equity Interests of the Borrower or capital contributions;

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(l) Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder) by Subsidiaries that are not Loan Parties in any Loan Party or other Subsidiaries;

(m) reserved;

(n) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business;

(o) Investments of a Subsidiary of the Borrower acquired after the Closing Date or of a corporation merged or amalgamated or consolidated into the Borrower or merged or amalgamated into or consolidated with a Subsidiary of the Borrower in accordance with Section 6.05 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(p) Guarantees by the Borrower and its Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Subsidiary of the Borrower in the ordinary course of business.

Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Borrower or any of its Subsidiaries or preferred equity interests of the Borrower or any of its Subsidiaries, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that this Section shall not prohibit:

(a) (i) the purchase and sale of inventory, supplies, materials and equipment and the purchase and sale of rights or licenses or leases of intellectual property, in each case in the ordinary course of business by the Borrower and its Subsidiaries, (ii) the sale of any other asset in the ordinary course of business by the Borrower and its Subsidiaries, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the Borrower and its Subsidiaries or (iv) the sale of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) the merger or consolidation of any Subsidiary of the Borrower into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) the merger or consolidation of any Subsidiary of the Borrower, including without limitation, any Subsidiary that is a Loan Party, into or with any Loan Party in a transaction in which the surviving or resulting entity is a Loan Party, (iii) the merger, amalgamation or consolidation of any Subsidiary of the Borrower that is not a Loan Party into or with any other Subsidiary of the Borrower that is not a Loan Party, or (iv) the liquidation, winding up, or dissolution of any Subsidiary of the Borrower if the Borrower determines in good faith that such liquidation, winding up, or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders taken as a whole or (v) the change in form of entity of the Borrower or any Subsidiary if the Borrower determines in good faith that such change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders taken as a whole; for the avoidance of doubt it is agreed that each of Frank’s International Trinidad Unlimited, Frank’s International Ecuador, C.A. and Frank’s International Venezuela C.A. shall be permitted to change its form of entity after the Closing Date;

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(c) sales, transfers, leases or other dispositions to the Borrower or a Subsidiary of the Borrower (upon voluntary liquidation or otherwise); provided that if as a result thereof any Subsidiary not previously a Material Subsidiary becomes a Material Subsidiary, such Subsidiary complies with the provisions of Section 5.10(b);

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Liens permitted by Section 6.02 and dividends permitted by Section 6.06;

(f) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g) sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05; provided that the aggregate gross proceeds (including noncash proceeds) of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon this paragraph (g) shall not exceed, in any fiscal year of the Borrower, 10.0% of Consolidated Total Assets as of the end of the immediately preceding fiscal year; and provided further that after giving effect thereto, no Default or Event of Default shall have occurred;

(h) any merger or consolidation in connection with a Permitted Business Acquisition, provided that following any such merger or consolidation (i) involving the Borrower the Borrower is the surviving corporation and (ii) involving a Subsidiary, the surviving or resulting entity shall be a Subsidiary;

(i) licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower and its Subsidiaries in the ordinary course of business; and

(j) abandonment, cancellation or disposition of any intellectual property of the Borrower or any of its Subsidiaries in the ordinary course of business.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) the Borrower may, so long as no Event of Default shall have occurred and be continuing or would result therefrom, sell, grant or otherwise issue Equity Interests to members of management of the Borrower or any of the Subsidiaries of the Borrower pursuant to stock option, stock ownership, stock incentive or similar plans, (ii) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases or other dispositions to the Borrower or any of its Subsidiaries pursuant to paragraph (c) hereof) unless such disposition is for fair market value, (iii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a) or (d) of this Section 6.05 unless such disposition is for at least 51% cash consideration and (iv) no sale, transfer or other disposition of assets in excess of U.S. $10,000,000 shall be permitted by paragraph (g) of this Section 6.05 unless such disposition is for at least 51% cash consideration; provided that for purposes of clauses (iii) and (iv), the amount of any secured Indebtedness or other Indebtedness of a Subsidiary of the Borrower that is not a Loan Party (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that is assumed by the transferee of any such assets shall be deemed to be cash.

Section 6.06 Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property,

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securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional shares of Equity Interests of the Person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its Equity Interests or set aside any amount for any such purpose; provided, however, that:

(a) the Borrower and any Subsidiary of the Borrower may declare and pay dividends to, repurchase its Equity Interests from, or make other distributions to, the Borrower or any Subsidiary (or, in the case of Subsidiaries that are not Wholly Owned Subsidiaries of the Borrower, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

(b) the Borrower and each of the Subsidiaries may repurchase, redeem or otherwise acquire or retire to finance any such repurchase, redemption or other acquisition or retirement for value any Equity Interests of the Borrower or any of the Subsidiaries held by any current or former officer, director, consultant, or employee (or persons holding similar positions or performing similar functions for non corporate entities) of the Borrower or any Subsidiary of the Borrower or, to the extent such Equity Interests were issued as compensation for services rendered on behalf of the Borrower or any Subsidiary of the Borrower, pursuant to any equity subscription agreement, stock option agreement, shareholders’, members’ or partnership agreement or similar agreement, plan or arrangement or any Plan and the Borrower and Subsidiaries may declare and pay dividends to the Borrower or any other Subsidiary of the Borrower the proceeds of which are used for such purposes, provided that the aggregate amount of such purchases or redemptions in cash under this paragraph (b) shall not exceed in any fiscal year U.S. $3,000,000 (plus the amount of net proceeds (x) received by the Borrower during such calendar year from sales of Equity Interests of the Borrower to directors, consultants, officers or employees (or persons holding similar positions or performing similar functions for non corporate entities) of the Borrower or any of its Affiliates in connection with permitted employee compensation and incentive arrangements and (y) of any key-man life insurance policies received during such calendar year) which, if not used in any year, may be carried forward to any subsequent calendar year;

(c) noncash repurchases, redemptions or exchanges of Equity Interests deemed to occur upon exercise of stock options or exchange of exchangeable shares if such Equity Interests represent a portion of the exercise price of such options;

(d) provided no Default or Event of Default then exists or would result therefrom, the Borrower may declare and pay dividends or make other distributions from the proceeds of any issuance of Equity Interests permitted to be made under this Agreement;

(e) the Borrower may from time to time declare or make a distribution on or with respect to the Equity Interests of the Borrower during any fiscal quarter provided no Default or Event of Default then exists or would result therefrom;

(f) Frank’s International C.V. may reimburse FIMBV for all costs and expenses incurred by FIMBV that are directly attributable to the operation of Frank’s International C.V., including costs for engaging third parties such as consultants, attorneys and accountants; and

(g) Frank’s International C.V. may reimburse FINV for all of its general, administrative, overhead and other indirect costs and expenses, including (i) those costs and expenses attributable to operating as a publicly traded company, (ii) costs of securities offerings, (iii) board of directors compensation and meeting costs, (iv) costs of periodic reports to shareholders, (v) litigation costs and damages arising from litigation, (vi) accounting and legal costs and (vii) franchise taxes.

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Section 6.07 Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is upon terms no less favorable in any material respect taken as a whole to the Borrower or applicable Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that this clause (a) shall not apply to the indemnification of directors or officers (or persons holding similar positions or performing similar functions for non-corporate entities) of the Borrower or any of its Subsidiaries in accordance with customary practice.

(b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans customarily maintained by similar companies and the granting and performance of registration rights approved by the governing body of the Borrower or any of its Subsidiaries,

(ii) transactions between or among the Borrower and any of its Subsidiaries or between or among any of the Subsidiaries of the Borrower,

(iii) any indemnification agreement or any similar arrangement entered into with directors, officers, consultants and employees (or persons holding similar positions or performing similar functions for non-corporate entities) of the Borrower or any of its Affiliates in the ordinary course of business and the payment of fees and indemnities to directors, officers, consultants and employees (or persons holding similar positions or performing similar functions for non-corporate entities) of the Borrower and its Subsidiaries in the ordinary course of business and, to the extent such fees and indemnities are directly attributable to services rendered on behalf of the Borrower and its Subsidiaries,

(iv) reserved,

(v) any employment agreement or employee benefit plan entered into by the Borrower or any of its Affiliates in the ordinary course of business or consistent with past practice and payments pursuant thereto,

(vi) transactions otherwise permitted under Section 6.06 and Investments permitted by Section 6.04; provided that this clause (vi) shall not apply to any Investment, whether direct or indirect, in either (x) Persons that were not Subsidiaries immediately prior to such Investment or (y) Persons that are not Subsidiaries immediately after such Investment,

(vii) reserved,

(viii) reserved,

(ix) the existence of, or the performance by the Borrower or any of its Subsidiaries of its obligations under the terms of any agreement contemplated thereunder to which it is a party as

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of the Closing Date, provided, however, that the existence of, or the performance by the Borrower or any Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the Lenders,

(x) transactions with any Affiliate for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(xi) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to a Subsidiary from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the applicable Subsidiary, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate, and

(xii) guarantees of payment or performance by any Loan Party of any Subsidiary of the Borrower that is not a Loan Party in the ordinary course of business.

Section 6.08 Business of the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, (a) no Subsidiary of the Borrower shall engage at any time in any line of business substantially different from the line of business conducted by the Borrower and its Subsidiaries on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto and (b) with respect to the Borrower, engage in any business, operations or activity, or hold any material property, other than (i) holding Equity Interests of its Subsidiaries, (ii) issuing, selling and redeeming its own Equity Interests, (iii) paying Taxes, (iv) holding partners’ meetings, preparing partnership and similar records and other activities required to maintain its separate partnership or other legal structure, (v) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Equity Interests or Indebtedness, (vi) receiving, and holding proceeds of, dividends and distributions from the its Subsidiaries and distributing the proceeds thereof to the extent not prohibited by Section 6.06, (vii) as necessary to consummate any Permitted Business Acquisition, (viii) guaranteeing Indebtedness permitted by Section 6.01, and (ix) other activities related or incidental to any of the foregoing.

Section 6.09 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements; etc.. (a) Amend or modify or grant any waiver or release under or terminate in any manner the articles or certificate of incorporation or by-laws, partnership agreement or limited liability company operating agreement of the Borrower or any of its Subsidiaries, in each case, if such amendment, modification, waiver, release or termination could reasonably be expected to result in a Material Adverse Effect;

(b) (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on Permitted Senior Unsecured Debt or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Permitted Senior Unsecured Debt, except for (A) payments of regularly scheduled interest, (B) payments made solely with the proceeds from the issuance of common Equity Interests or from equity contributions, (C) (1) prepayments made with the

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proceeds of any Permitted Refinancing Indebtedness in respect thereof or (2) prepayments with the proceeds of any non-cash interest bearing Equity Interests issued for such purchase that are not redeemable prior to the date that is six months following the Revolving Facility Maturity Date and that have terms and covenants no more restrictive in any material respect taken as a whole than the Permitted Senior Unsecured Debt being so refinanced, and (D) any mandatory payments required in respect of Permitted Senior Unsecured Debt in accordance with the terms thereof; or

(ii) Amend or modify, or permit the amendment or modification of, any provision of any Permitted Senior Unsecured Debt or any agreement relating thereto other than amendments or modifications that are not materially adverse to the Lenders.

(c) Enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to a Loan Party by Borrower or a Subsidiary or (ii) the granting of Liens by the Borrower or any of its Subsidiaries to the Administrative Agent for the benefit of the Lenders, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions, such as negative pledge agreements, in effect on the Closing Date under any agreements related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Closing Date that does not expand the scope of any such encumbrance or restriction beyond that in effect on the Closing Date;

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Subsidiary pending the closing of such sale or disposition;

(D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(G) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(I) customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 pending the consummation of such sale;

(J) in the case of any Person that becomes a Subsidiary after the Closing Date, any agreement in effect at the time such Person so becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming such a Subsidiary; or

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(K) restrictions imposed by any Permitted Senior Unsecured Debt that are substantially similar to restrictions set forth in this Agreement and in any case do not restrict the granting of Liens to the Administrative Agent for the benefit of the Lenders.

(d) change or permit any material change to be made in its accounting and bookkeeping system from that used in prior periods except in accordance with GAAP.

Section 6.10 Leverage Ratio. Beginning with the fiscal quarter ending September 30, 2013, for any Test Period, permit the Leverage Ratio on the last day of any fiscal quarter, to be in excess of 2.50:1.00.

Section 6.11 Interest Coverage Ratio. Beginning with the fiscal quarter ending September 30, 2013, for any Test Period, permit the Interest Coverage Ratio on the last day of any fiscal quarter to be less than 3.00:1.00.

Section 6.12 Swap Agreements. Enter into any Swap Agreement, other than (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities, and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any of its Subsidiaries, which in the case of each of clauses (a) and (b) are entered into for bona fide risk mitigation purposes and that are not speculative in nature.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made by a Loan Party in any Loan Document, or in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any respect material to the Borrower’s creditworthiness or to the rights or interests of the Lenders when made or deemed made by such Loan Party;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) days;

(d) default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a), 5.08 or in Article VI;

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(e) default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement of such Person contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 60 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) (i) (x) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or (y) any Loan Party fails to comply with any of its covenants or agreements under any agreement or instrument relating to any of its Material Indebtedness and such failure enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) any Loan Party shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (B) Indebtedness that is being contested in good faith by appropriate proceedings;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, taken as a whole, under Title 11 of the United States Code, as now constituted or hereafter amended or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of any Loan Party, taken as a whole, or (iii) the winding-up or liquidation of any Loan Party (except, in the case of any Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of any Loan Party, taken as a whole, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by any Loan Party to pay one or more final judgments aggregating in excess of U.S. $30,000,000 (net of any amounts which are covered by insurance or bonded), which judgments are not discharged or effectively waived or stayed for a period of 30 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Loan Party to enforce any such judgment;

(k) one or more ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

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(l) (i) any Loan Document shall for any reason be asserted in writing by any Loan Party not to be a legal, valid and binding obligation of any party thereto, or (ii) the Guarantees by any Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof);

(m) (A) any Environmental Claim against any Loan Party or (B) in the absence of any Environmental Claim against any Loan Party, to the knowledge of the Borrower, occurrence of a Release or threatened Release of Hazardous Materials (1) at, under, on or from any real property currently owned, leased or operated by Borrower or any of Borrower’s Subsidiaries, or (2) to the extent such Release or threatened Release arose from the operations of Borrower or any of Borrower’s Subsidiaries, or any predecessor of any Loan Party at, under, on or from any real property (x) formerly owned, leased or operated by Borrower or any of Borrower’s Subsidiaries or any predecessor of any Loan Party, or (y) any property offsite the property of Borrower or any of Borrower’s Subsidiaries or any predecessor of any Loan Party to which any Loan Party has sent Hazardous Materials for treatment, storage or disposal, (each, an “Environmental Event”) shall have occurred that, when taken together with all other unresolved Environmental Events that have occurred would reasonably be expected to result in a Material Adverse Effect;

(n) an “Event of Default” (as defined in the Multi-Year Credit Facility) shall occur and be continuing; or

(o) Subsidiaries of FINV, other than the Borrower and its Subsidiaries, account for more than 5% of FINV’s Consolidated Total Assets or more than 5% of FINV’s Consolidated Net Income;

then, and in every such event (other than an event with respect to a Loan Party described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, or at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Amegy to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

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(b) The provisions of this Article are solely for the benefit of the Administrative Agent, any appointees thereof and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 8.02 Rights as a Lender. Any Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender, and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include a Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.08 and 7.01) or (ii) in the absence of its own gross negligence or willful misconduct;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (iv) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

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(f) shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

Section 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Section 8.06 Resignation of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed) (unless a Default or Event of Default shall have occurred and be continuing, in which event no consent of the Borrower is required), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. During the Administrative Agent Default Period, the Borrower and the Required Lenders may remove the Administrative Agent subject to the execution and delivery by the Borrower and the Required Lenders of removal and liability release agreements reasonably satisfactory to the Administrative Agent, which removal shall be effective upon the acceptance of appointment by a successor as the Administrative Agent. Upon any proposed removal of the Administrative Agent during the Administrative Agent Default Period, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed) (unless a Default or Event of Default shall have occurred and be continuing, in which event no consent of the Borrower is required), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. In the case of the resignation of the Administrative Agent, if no such successor shall have been so appointed by the Required Lenders and the Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders and the Borrower appoint a successor Administrative Agent as provided for above in this Section and (c) the Borrower and the Lenders agree

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that in no event shall the retiring Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents advisors or representatives have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the failure of a successor Administrative Agent to be appointed and to accept such appointment. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article (including Section 8.12) and Section 9.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.07 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08 No Other Duties, Etc.. Anything herein to the contrary notwithstanding, the Administrative Agent shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 8.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.12, 8.12, and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12, 8.12, and 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.10 Guaranty Matters. Each of the Lenders irrevocably authorizes the Administrative Agent to release guarantees created by the Loan Documents in accordance with the provisions of Section 9.18; provided that no Default or Event of Default then exists or would, after giving effect to such release, exist and that Borrower is in compliance at all times with the requirements of Section 5.10(b). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority provided for in the previous sentence.

Section 8.11 Reserved.

Section 8.12 Indemnification. Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitments hereunder or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans owed to it) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower within 10 Business Days of written demand therefor and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

Section 8.13 Appointment of Supplemental Administrative Agent. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations or other institutions to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent appoint an additional institution as a separate trustee, co-trustee, administrative agent, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

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(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges and to perform such duties, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article and of Section 9.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 8.14 Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses and out-of-pocket expenses) incurred.

Section 8.15 Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.01 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 9.06 (subject to the terms of Section 2.18(c)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; and provided, further, that if at any time there is no Person acting as the

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Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.01 (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.18(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to Frank’s International C.V., 10260 Westheimer Road, Houston, Texas 77042 attention: Brian D. Baird, fax: (281) 558-2980, e-mail:brian.baird@franksintl.com;

(ii) if to the Administrative Agent, to Amegy at 4400 Post Oak Parkway, Houston, Texas 77027, Attention: Brad Ellis; fax: (713) 561-0345, e-mail: brad.ellis@amegybank.com; and

(iii) if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to service of process, or to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided further that approval of such procedures may be limited to particular notices or communications.

(c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means prior to 4:00 p.m. (Houston, Texas time) on such date, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the other Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and

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so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

Section 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective permitted successors and assigns.

Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), the Lenders, the Administrative Agent and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment of the entire remaining amount of the assigning Lender’s Commitment or contemporaneous assignments to related Approved Funds that equal at least U.S. $2,500,000 in the aggregate, the amount of the Commitment and/or Loans, as applicable, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $5,000,000 and increments of U.S. $1,000,000 in excess thereof unless the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of the Revolving Facility under this Agreement;

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(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any other administrative information that the Administrative Agent may reasonably request;

(E) no such assignment shall be made to the Borrower or any of its Affiliates, or a Defaulting Lender; and

(F) notwithstanding anything to the contrary herein, no such assignment shall be made to a natural person.

For purposes of this Section 9.04(b), the term “Approved Fund” shall have the following meaning:

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall not be effective as an assignment hereunder.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) The parties to each assignment shall execute and deliver to the Administrative Agent a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, any administrative information reasonably requested by the Administrative Agent (unless the assignee shall already be a Lender hereunder), any written consent to such assignment required by paragraph (b) of this Section, and the processing and recordation fee referred to above (unless waived as set forth above), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans (or other rights or obligations) held by it (a “Participant Register”), which entries shall be conclusive absent manifest error. The Lender shall permit Borrower to review the Participant Register and to disclose information in the Participant Register to the extent that such disclosure is necessary to establish that such Commitments, Loans or other obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to exercise rights under and to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) through (vii) of the first proviso to Section 9.08(b) that affects such Participant and (y) no other agreement (oral or written) in respect of the foregoing with respect to such Participant may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements and limitations) of Sections 2.15, 2.16 and 2.17 to the same extent as if it were the Lender from whom it obtained its participation and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which shall not be unreasonably withheld or delayed) and the Borrower may withhold its consent if a Participant would be entitled to require greater payment than the applicable Lender under such Sections. A Participant that would be a Non-U.S.Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Note, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, and any such pledgee (other than a pledgee that is the Federal Reserve Bank or another central bank) shall acknowledge in writing that its rights under such pledge are in all respects subject to the limitations applicable to the pledging Lender under this Agreement or the other Loan Documents.

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Section 9.05 Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent and its Affiliates in connection with the syndication of the Commitments or the administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent and its Affiliates or any Lender in connection with the enforcement or protection of their rights in connection with, or any workout or restructuring involving, this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of Thompson & Knight LLP, special counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel; provided, that, absent any conflict of interest the Administrative Agent shall not be entitled to indemnification for the fees, charges or disbursements of more than one counsel in each jurisdiction.

(b) The Borrower agrees to indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements, including legal fees and settlement costs, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Borrower, Borrower’s Subsidiaries or any Indemnitee initiated or is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Event or Environmental Claim to the extent related in any way to the Borrower or any of its Subsidiaries or any other Loan Party, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials (1) at, under, on or from any real property currently owned, leased or operated by the Borrower or any of its Subsidiaries or any other Loan Party, or (2) to the extent such presence, Release or threatened Release arose from the operations of Borrower or any of its Subsidiaries or any other Loan Party, or any predecessor of any Loan Party at, under, on or from any real property, (x) formerly owned, leased or operated by Borrower or any of its Subsidiaries or any other Loan Party or any predecessor of any Loan Party, or (y) any property offsite the property of Borrower or any of its Subsidiaries or any other Loan Party or any predecessor of any Loan Party to which the Borrower or any of its Subsidiaries or any other Loan Party has sent Hazardous Materials for treatment, storage or disposal, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or would have arisen as against the Indemnitee regardless of this Agreement or any other Loan Document or any Borrowings hereunder. In no event shall any Indemnitee be liable to any Loan Party for any consequential, indirect, special or punitive damages. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through

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telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) This Section 9.05 shall not apply to Taxes.

Section 9.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party or any other Subsidiary of Borrower, against any and all obligations of the Loan Parties, now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

Section 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

Section 9.08 Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except in the case of this Agreement and any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders); provided, however, that no such agreement shall

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan without the prior written consent of each Lender directly affected thereby; provided that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

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(ii) increase or extend the Commitment of any Lender or decrease fees payable to any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Defaults shall not constitute an increase in the Commitments of any Lender),

(iii) extend any date on which any scheduled payment of interest on any Loan or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv) amend or modify the provisions of Section 2.18(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v) reserved,

(vi) amend or modify the provisions of this Section or the definition of the terms “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vii) release any Loan Party (except in connection with a sale permitted pursuant to Section 6.05) without the prior written consent of each Lender, and

(viii) amend or modify the provisions of Section 4.01 or 4.02;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under the other Loan Documents without the prior written consent of such Administrative Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender,

(c) Reserved.

(d) Reserved.

(e) Notwithstanding the foregoing, any Loan Document may be amended, modified, supplemented or waived with the written consent of the Administrative Agent and the Borrower without the need to obtain the consent of any Lender if such amendment, modification, supplement or waiver is executed and delivered in order to cure an ambiguity, omission, mistake or defect in such Loan Document; provided that in no event will the Administrative Agent be required to substitute its judgment for the judgment of the Lenders or the Required Lenders, and the Administrative Agent may in all circumstances seek the approval of the Required Lenders, the affected Lenders or all Lenders in connection with any such amendment, modification, supplement or waiver.

Section 9.09 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America, the State of Texas or any other jurisdiction whose laws may be mandatorily applicable

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to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 9.09 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 9.09. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 9.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11 Waiver of Jury Trial. (a) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,

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EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

(b) Arbitration.

(i) If a claim, dispute, or controversy arises between us with respect to or arising out of this Agreement or any other Loan Document (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable Law or ruling by a court, any of the parties hereto may require that the Dispute be resolved by binding arbitration before a single arbitrator at the request of any party. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

(ii) Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, the Judicial Arbitration and Mediation Services (“JAMS”) or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations the parties owe to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving any parties’ employees, agents, Affiliates, or assigns. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, each party will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in Houston, Texas.

(iii) After entry of an arbitration order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the State of Texas. Filing of a petition for arbitration shall not prevent any party from (x) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (y) pursuing non-judicial foreclosure, or (z) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

(iv) Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds U.S. $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such

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appeal, if the award (including Administrator’s, arbitrator’s, and attorney’s fees and costs) exceeds U.S. $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

(v) Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

(c) CLASS ACTION WAIVER. EACH PARTY WAIVES THE RIGHT TO LITIGATE IN COURT OR ARBITRATE ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

(d) Reliance. Each party (i) certifies that no one has represented to such party that the other parties would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

Section 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavour in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original.

Section 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15 Jurisdiction; Consent to Service of Process. (a) Each of the Borrower, the Administrative Agent and the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Texas State court or federal court of the United States sitting in Houston, Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims

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in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted by law, in such federal court. The Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address specified for the Loan Parties in Section 9.01. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement (other than Section 8.09) shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any Loan Party or their properties in the courts of any jurisdiction.

(b) Each of the Borrower, the Administrative Agent and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Texas State or federal court sitting in Houston, Texas. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.16 Confidentiality. Each of the Lenders and the Administrative Agent agrees that it shall maintain in confidence any information relating to the Borrower and its Subsidiaries and their respective Affiliates furnished to it by or on behalf of the Borrower or the other Loan Parties or such Subsidiary or Affiliate (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party in breach of this Agreement, (y) has been independently developed by such Lender or the Administrative Agent without violating this Section 9.16 or (z) was available to such Lender or the Administrative Agent from a third party having, to such Person’s actual knowledge, no obligations of confidentiality to the Borrower or any of its Subsidiaries or any such Affiliate) and shall not reveal the same other than to its directors, trustees, officers, employees, agents and advisors with a need to know or to any Person that approves or administers the Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (i) to the extent necessary to comply with law or any legal process or the regulatory or supervisory requirements of any Governmental Authority (including bank examiners), the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (ii) as part of reporting or review procedures to Governmental Authorities (including bank examiners) or the National Association of Insurance Commissioners, (iii) to its parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (iv) in connection with the exercise of any remedies under any Loan Document or in order to enforce its rights under any Loan Document in a legal proceeding, (v) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16 or on terms at least as restrictive as those set forth in this Section 9.16) and (vi) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as each such contractual counterparty agrees to be bound by the provisions of this Section 9.16 or on terms at least as restrictive as those set forth in Section 9.16 and each such professional advisor shall have been instructed to keep the same confidential in accordance with this Section 9.16). If a Lender or the Administrative Agent is requested or required to disclose any such information (other than to its bank examiners and similar regulators, or to internal or external auditors) pursuant to or as required by law or legal process or subpoena to the extent reasonably practicable, it shall give prompt notice thereof to the Borrower so that the Borrower may seek an appropriate protective order and such Lender or the Administrative Agent will cooperate with the Borrower (or the applicable Subsidiary or Affiliate) in seeking such protective order.

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Section 9.17 Communications. (a) Delivery. (i) Each Loan Party hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to 4:00 p.m. (Houston, Texas time) on the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the address referenced in Section 9.01(a)(ii). Nothing in this Section 9.17 shall prejudice the right of the Administrative Agent or any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

(ii) Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(b) Posting. Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their Affiliates or their respective securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC” to the extent the Borrower determines that such Borrower Materials contain material non-public information with respect to the Loan Parties or their Affiliates or their respective securities for purposes of United States Federal and state securities laws.

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(c) Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent, any of its Affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, “Agent Parties”) have any liability to the Loan Parties or any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the internet, except to the extent the liability of the Administrative Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the Administrative Agent Party’s gross negligence or willful misconduct.

Section 9.18 Release of Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of its assets (including the Equity Interests of any of its Subsidiaries) to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by the Loan Documents, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to release any guarantees of the Obligations, by a Person that ceases to be a Subsidiary of the Borrower as a result of a transaction described above. The Guaranty Agreement and the guarantees made therein shall terminate, and each Loan Party shall automatically be released from its obligations thereunder, when all the Obligations are paid in full in cash and all Commitments are terminated (other than contingent indemnification obligations). At such time, the Administrative Agent agrees to take such actions as are reasonably requested by the Borrower at the Borrower’s expense to evidence and effectuate such termination and release of the guarantee created by the Guarantee Agreement.

Section 9.19 U.S.A. PATRIOT Act and Similar Legislation. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the U.S.A. PATRIOT Act and similar legislation, as applicable, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow the Lenders to identify such Loan Party in accordance with such legislation. Each Loan Party agrees to furnish such information promptly upon request of a Lender. Each Lender shall be responsible for satisfying its own requirements in respect of obtaining all such information.

Section 9.20 Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first mentioned currency with such other currency at the Administrative Agent’s principal office in Houston, Texas on the Business Day preceding that on which final judgment is given.

Section 9.21 Reserved.

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Section 9.22 No Fiduciary Duty. The Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower and the other Loan Parties. The Borrower hereby agrees that subject to applicable law, nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and the Loan Parties, their equityholders or their Affiliates. The Borrower hereby acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, (ii) in connection therewith and with the process leading to such transaction none of the Lenders is acting as the agent or fiduciary of any Loan Party, its management, equityholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising such Loan Party on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents, (iv) the Borrower and each other Loan Party has consulted its own legal and financial advisors to the extent it has deemed appropriate and (v) the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates and no Lender has an obligation to disclose any such interests to the Borrower or its Affiliates. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.23 Application of Funds. After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such;

(b) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders or an Affiliate of a Lender (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents or under any Swap Agreement, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c) Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and interest on other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(d) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Obligations referred to in clause (i) of the definition of “Obligations” owing to a Lender or an Affiliate of a Lender under any Swap Agreement, ratably among the Lenders (or their Affiliates) in proportion to the respective amounts described in this clause Fourth held by them; and

(e) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

Section 9.24 Imaging of Documents. Each Loan Party and each Lender understands and agrees that (a) Administrative Agent’s document retention policy involves the imaging of executed Loan Documents and the destruction of the paper originals, and (b) each Loan Party and each Lender waives any right that it may have to claim that the imaged copies of the Loan Documents are not originals.

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Section 9.25 Keepwell.

(a) Borrower represents that it is a Qualified ECP Credit Party. Borrower hereby guarantees the payment and performance of all Obligations of each Loan Party (other than the Borrower) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Benefitting Loan Party in order for such Benefitting Loan Party to honor its obligations (without giving effect to Section 9.25(b)) under the Guaranty Agreement including obligations with respect to Swap Agreements (provided, however, that Borrower shall only be liable under this Section 9.25(a) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.25(a), or otherwise under this Agreement or any Loan Document, as it relates to such Benefitting Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 9.25(a) shall remain in full force and effect until all Obligations are paid in full to the Lenders, the Administrative Agent and all Swap Providers, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 9.25(a) constitute, and this Section 9.25(a) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Benefitting Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(b) Notwithstanding any other provisions of this Agreement or any other Loan Document, Obligations guaranteed by any Loan Party shall exclude all Excluded Swap Obligations with respect to such Loan Party.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

FRANK’S INTERNATIONAL MANAGEMENT B.V., acting on behalf of and as sole general partner of FRANK’S INTERNATIONAL C.V., as Borrower

By:	/s/ Donald Keith Mosing
	Name:	Donald Keith Mosing
	Title:	Managing Director

AMEGY BANK NATIONAL ASSOCIATION, as Administrative Agent, Swingline Facility Lender and Issuing Bank

By:	/s/ Brad Ellis
	Name:	Brad Ellis
	Title:	Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as Syndication Agent and a Lender

By:	/s/ Jack G. Legenore
	Name:	Jack G. Legenore
	Title:	Senior Vice President

WHITNEY BANK,
as a Lender

By:	/s/ William Hendrix
	Name:	William Hendrix
	Title:	Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Rebecca L. Hetzer
	Name:	Rebecca L. Hetzer
	Title:	Vice President

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Signature Page 1

CITIBANK, N. A.,
as a Lender

By:	/s/ John Miller
	Name:	John Miller
	Title:	Vice-President

REGIONS BANK,
as a Lender

By:	/s/ Katie Sandoral
	Name:	Katie Sandoral
	Title:	Vice President Commercial Lender

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Donald Hunt
	Name:	Donald Hunt
	Title:	Officer

BOKF, NA, dba Bank of Texas
as a Lender

By:	/s/ H. Michael Sultanik
	Name:	H. Michael Sultanik
	Title:	Senior Vice President

CADENCE BANK, N.A.
as a Lender

By:	/s/ C. Ross Bartley
	Name:	C. Ross Bartley
	Title:	Executive Vice President

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Signature Page 2

COMERICA BANK,
as a Lender

By:	/s/ Chad Stephenson
	Name:	Chad Stephenson
	Title:	Assistant Vice President

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Signature Page 3

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the date set forth below (the “Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert names of Assignee(s)] (the “Assignee[s]”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may be amended from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee[s]: [and is an Affiliate/Approved Fund of [Identify Lender] or an Eligible Assignee]

3.	Administrative Agent: Amegy Bank National Association.

4.

Credit Agreement: 364-Day Revolving Credit Agreement dated as of August 14, 2013 among FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of

Frank’s International C.V., the “Borrower”), the LENDERS party thereto from time to time, and AMEGY BANK NATIONAL ASSOCIATION, as administrative agent.

5.	Assigned Interest[1]:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[2]
%

Effective Date:             , 20

[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[1]	Add additional table for each Assignee.
[2]	Calculate to 9 decimal places and show as a percentage of aggregate Loans of all Lenders in respect of the Facility.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE][3]

By:
Name:
Title:

Consented to and accepted:

Amegy Bank National Association, as Administrative Agent

By:
Name:
Title:

Consented to:

[FRANK’S INTERNATIONAL MANAGEMENT B.V.,

acting on behalf of and as sole general partner of FRANK’S INTERNATIONAL C.V.]4

By:
Name:
Title:

[3]	Add additional signature blocks if there is more than one Assignee.
[4]	Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee and otherwise satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest (which statements, documents and information taken together form the basis upon which [the][each] assignee has made such analysis and investment decision, independently and without reliance on the Administrative Agent or any other Lender), and (vi) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each] Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from, after and including the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance; provided, however, that it shall be promptly followed by an original. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of Texas.

EXHIBIT B

FORM OF PREPAYMENT NOTICE

Amegy Bank National Association as Administrative Agent

for the Lenders referred to below

4400 Post Oak Parkway

Houston, TX 77027

Attention: Brad Ellis

[Date]

Ladies and Gentlemen:

Reference is made to the 364-Day Revolving Credit Agreement (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Revolving Credit Agreement”) dated as of August 14, 2013 among FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of Frank’s International C.V., the “Borrower”), the LENDERS party thereto from time to time, and AMEGY BANK NATIONAL ASSOCIATION, as administrative agent. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Revolving Credit Agreement.

The undersigned, FRANK’S INTERNATIONAL C.V., refers to the Revolving Credit Agreement, and hereby gives you notice that, pursuant to Section 2.11 of the Revolving Credit Agreement, the undersigned intends to make a prepayment of a Revolving Facility Borrowing in the amount of $                     5.

Very truly yours,

FRANK’S INTERNATIONAL MANAGEMENT B.V., acting on behalf of and as sole general partner of FRANK’S INTERNATIONAL C.V.

By:
Name:
Title:

[5]	Please provide reasonably detailed calculation of the amount of prepayment.

B-1

EXHIBIT C-1

FORM OF BORROWING REQUEST

Amegy Bank National Association

as Administrative Agent

for the Lenders referred to below

4400 Post Oak Parkway

Houston, TX 77027

Attention: Brad Ellis

[Date]

Ladies and Gentlemen:

Reference is made to the 364-Day Revolving Credit Agreement (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Revolving Credit Agreement”) dated as of August 14, 2013 among FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of Frank’s International C.V., the “Borrower”), the LENDERS party thereto from time to time, and AMEGY BANK NATIONAL ASSOCIATION, as administrative agent. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Revolving Credit Agreement.

This notice constitutes a Borrowing Request of the Borrower and the Borrower hereby requests Borrowings under the Revolving Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowings requested hereby:

(A)	Borrower:

(B)	Aggregate amount of Borrowing: US$

(C)	Date of Borrowing (which shall be a Business Day):

(D)	Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent:

We hereby certify that, on and as of the date hereof, no Default or Event of Default has occurred or is continuing and the representations and warranties set forth in Article III of the Revolving Credit Agreement are true and correct in all material respects, with the same effect as though made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

C-1

Very truly yours,

FRANK’S INTERNATIONAL MANAGEMENT B.V., acting on behalf of and as sole general partner of FRANK’S INTERNATIONAL C.V.

By:
Name:
Title

C-2

EXHIBIT D

RESERVED

D-1

EXHIBIT E

FORM OF GUARANTY AGREEMENT

dated and effective as of

August 14, 2013,

among

FRANK’S INTERNATIONAL MANAGEMENT B.V.

acting as sole general partner and on behalf of

the limited partnership (commaditaire vennootschap)

FRANK’S INTERNATIONAL C.V.,

as Borrower

SUBSIDIARIES OF FRANK’S INTERNATIONAL N.V,

as Guarantors,

and

AMEGY BANK NATIONAL ASSOCIATION,

as Administrative Agent

E-i

Section 7.14	Termination or Release	10

Section 7.15	Additional Guarantors	11

Section 7.16	Set Off	11

Section 7.17	Credit Agreement	11

Section 7.18	Authority of Administrative Agent	11

Exhibits

Exhibit I	Form of Supplement to the Guaranty Agreement

E-ii

GUARANTY AGREEMENT dated and effective as of August 14, 2013 (this “Agreement”), among FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of Frank’s International C.V., the “Borrower”), and each Material Subsidiary of Borrower that is a signatory hereto and, at any time on or after the date hereof, any Material Subsidiary of the Borrower that shall become a Guarantor pursuant to Section 7.15 hereof (collectively, the “Guarantors” and each, a “Guarantor”), and AMEGY BANK NATIONAL ASSOCIATION (“Amegy”), as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement).

Reference is made to the 364-Day Revolving Credit Agreement dated as of August 14, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the lenders party thereto from time to time and the Administrative Agent.

The Lenders have agreed to extend credit to the Borrower on and subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Guarantor will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Credit Agreement. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

(a) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Lenders” means (a) the Lenders; (b) the Administrative Agent, (c) the beneficiaries of each indemnification or reimbursement obligation undertaken by any Loan Party under any Loan Document and (d) the successors and permitted assigns of each of the foregoing.

ARTICLE 2

GUARANTEE

Section 2.01 Guarantee. Each Guarantor absolutely, irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended, modified, substituted, amended or renewed, in whole or in part, without notice to or further assent from it (except in cases where the Guarantor is a party to the agreement giving rise to the Obligation being extended, modified, substituted, amended or renewed and such notice or assent is required by such agreement), and that it will remain bound upon its guarantee notwithstanding any extension, modification, substitution, amendment or renewal of any Obligation. Each Guarantor unconditionally and irrevocably waives notice of nonperformance, notice of intent to accelerate, notice of acceleration, presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of or reliance on its guarantee and notice of protest for nonpayment.

Section 2.02 Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Lender to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Lender in favor of the Borrower or any other Person.

Section 2.03 No Limitations, etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.14, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i) the failure of the Administrative Agent or any other Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) the creation of any Obligation and any rescission, waiver, amendment, restatement, supplement or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to (x) any of the foregoing that extends the maturity of, or increases the amount of, any Obligations and (y) any other Guarantor under this Agreement;

(iii) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(iv) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations (other than contingent indemnification obligations));

(v) any illegality, lack of validity or enforceability of any Obligation;

(vi) any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Loan Party or the Borrower’s or any other Loan Party’s assets or any resulting release or discharge of any Obligation;

(vii) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower or any other Loan Party, the Administrative Agent, or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

(viii) any other circumstance or any other law, order, or regulation now or hereafter in effect in any jurisdiction (including without limitation, the expiration of any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Person that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any other Guarantor (including such Guarantor) or any other guarantor or surety.

Each Guarantor acknowledges that its guarantee is continuing in nature and applies to all Obligations, whether existing now or in the future. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Article 2 are knowingly made in contemplation of such benefits.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations (other than contingent indemnification obligations). The Administrative Agent and the other Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

Section 2.04 Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

Section 2.05 Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Lenders in cash the amount of such unpaid Obligation. Upon payment by any

Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article 6.

Section 2.06 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07 Reliance; Demands. The Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 2. All dealings between the Borrower and any of the other Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 2. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any other Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower or any other Guarantor or any other Person or against any guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower or any other Guarantor or any other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrower or any other Guarantor or any other Person or any such guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.08 Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor in its capacity as such hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 6.02).

Section 2.09 Payments Free and Clear of Taxes, etc. Any and all payments made by any Guarantor under or in respect of this Agreement or any other Loan Document shall be made in accordance with Section 2.17 of the Credit Agreement.

ARTICLE 3

RESERVED

ARTICLE 4

RESERVED

ARTICLE 5

RESERVED

ARTICLE 6

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), (a) the Borrower agrees that in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) each Guarantor (each such Guarantor, together with the Borrower in the context of clause (a) above, an “Indemnifying Loan Party”) agrees that in the event a payment shall be made by any other Guarantor under this Agreement in respect of any Obligation of such Guarantor, such Guarantor shall indemnify such other Guarantor for the full amount of such payment and such other Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

Section 6.02 Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation (the “Claiming Guarantor”) shall not have been fully indemnified by the Indemnifying Loan Party as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date of such payment and the denominator shall be the aggregate net worth of all the Guarantors on the date of such payment. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

Section 6.03 Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation of the Grantors under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations (other than contingent indemnification obligations). No failure on the part of the Borrower or any other Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor or any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of the Obligations (other than contingent indemnification obligations).

ARTICLE 7

MISCELLANEOUS

Section 7.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

Section 7.02 Reserved.

Section 7.03 Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Administrative Agent and the other Lenders and their respective permitted successors and assigns, except that no party hereto shall have the right to assign or transfer its rights or obligations hereunder (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party party hereto and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other Loan Party party hereto and without affecting the obligations of any other party hereunder.

Section 7.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

Section 7.05 Administrative Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) The parties hereto agree that the Administrative Agent shall be entitled to indemnification as provided in Section 9.05 of the Credit Agreement.

(c) By its acceptance of the benefits hereof, each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitments, or if such Commitments shall have expired or terminated, in accordance with the respective principal amounts of its applicable outstanding Loans owed to it), of any reasonable expenses incurred by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Administrative Agent which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

(d) Any such amounts payable by any Guarantor as provided hereunder shall be additional Obligations guaranteed hereby. The provisions of this Section 7.05 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Lender. All amounts due under this Section 7.05 shall be payable on written demand therefor.

Section 7.06 Reserved.

Section 7.07 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ALL CLAIMS RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW OR TORT LAW, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

Section 7.08 Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any other Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent and the other Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any other Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

Section 7.09 Waiver of Jury Trial. (a) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

(b) Arbitration.

(i) If a claim, dispute, or controversy arises between the parties hereto with respect to this Agreement, related agreements, or any other agreement or business relationship between any of the parties hereto whether or not related to the subject matter of this Agreement (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any of the parties hereto may require that the Dispute be resolved by binding arbitration before a single arbitrator at the request of any party. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

(ii) Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, the Judicial Arbitration and Mediation Services (“JAMS”) or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations the parties owe to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving any parties’ employees, agents, Affiliates, or assigns. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, each party will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in Houston, Texas.

(iii) After entry of an arbitration order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the State of Texas. Filing of a petition for arbitration shall not prevent any party from (x) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (y) pursuing non-judicial foreclosure, or (z) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

(iv) Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator’s, arbitrator’s, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

(v) Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

(c) CLASS ACTION WAIVER. EACH PARTY WAIVES THE RIGHT TO LITIGATE IN COURT OR ARBITRATE ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

(d) Reliance. Each party (i) certifies that no one has represented to such party that the other parties would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

Section 7.10 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.03. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original.

Section 7.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.13 Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Texas State court or federal court of the United States of America sitting in Houston, Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted by law, in such federal court. Each of the parties hereto further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address specified for the Loan Parties in Section 9.01(a) of the Credit Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any Texas State or federal court sitting in Houston, Texas. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.14 Termination or Release. (a) This Agreement and the guarantees made herein shall terminate, and each Guarantor shall be automatically released from its obligations hereunder, when all the Obligations are paid in full in cash and the Commitments are terminated (other than contingent indemnification obligations).

(b) Upon the consummation of any transaction or series of transactions as a result of which any Guarantor ceases to be a Material Subsidiary of the Borrower that (x) is not prohibited by the Loan Documents, (y) is consummated while no Default or Event of Default has occurred or is continuing, and (z) would not result in a Change in Control, Default or an Event of Default, then such Guarantor shall automatically be released from its obligations hereunder.

(c) Reserved.

(d) Reserved.

(e) In connection with any termination pursuant to paragraph (a) or (b) of this Section 7.14, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Administrative Agent.

Section 7.15 Additional Guarantors. Any Subsidiary may become a party hereto by signing and delivering to the Administrative Agent a Guaranty Agreement Supplement, substantially in the form of Exhibit I hereto, whereupon such Subsidiary shall become a “Guarantor” defined herein with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 7.16 Set Off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor, against any and all obligations of such Guarantor, now or hereafter existing under this Guaranty or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 7.16 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

Section 7.17 Credit Agreement. If any conflict exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

Section 7.18 Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent shall, as among the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. The Administrative Agent has been appointed to act as Administrative Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, any other Lenders becoming a party to the Credit Agreement. The Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Agreement and the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GUARANTORS:

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Agreed as of the date first written above:

AMEGY BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Exhibit I

to the Guaranty Agreement

FORM OF SUPPLEMENT TO GUARANTY AGREEMENT

SUPPLEMENT NO.      dated as of [                    ] (this “Supplement”), to the Guaranty Agreement dated as of August 14, 2013 (the “Guaranty Agreement”), among FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of Frank’s International C.V., the “Borrower”), and each Subsidiary that shall, at any time after the date thereof, become a Loan Party pursuant to Section 7.15 thereof (each, a “Guarantor”) and Amegy Bank National Association (“Amegy”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined therein).

A. Reference is made to the 364-Day Revolving Credit Agreement dated as of August 14, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time (the “Lenders”) and Amegy, as Administrative Agent for the Lenders.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty Agreement referred to therein.

C. The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Loans. Section 7.15 of the Guaranty Agreement provides that any additional Subsidiary may become a Guarantor under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement (with such changes and modifications hereto as may be required by the laws of any applicable foreign jurisdiction to the extent applicable). The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement, in accordance with the requirements of the Credit Agreement, to become a Guarantor under the Guaranty Agreement, in order to induce the Lenders to make additional Loans and each Issuing Bank to issue additional Revolving Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.15 of the Guaranty Agreement, the New Subsidiary by its signature below and delivery thereof to the Administrative Agent becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct, in all material respects, on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date. Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Subsidiary. The Guaranty Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Administrative Agent has executed a counterpart hereof. Delivery of an executed counterpart to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original.

SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT AND ALL CLAIMS RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW OR TORT LAW, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guaranty Agreement.

SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Insert Company Name],
as New Subsidiary

By:
Name:
Title:

AMEGY BANK NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT F

FORM OF SOLVENCY CERTIFICATE

I, the undersigned, the [Chief Financial Officer] [title of other Responsible Officer] of the Borrower (as defined below), DO HEREBY CERTIFY on behalf of the Borrower that:

1. This Certificate is furnished pursuant to Section 4.02(g) of the 364-Day Revolving Credit Agreement (as in effect on the date of this Certificate, the “Revolving Credit Agreement”), dated as of August 14, 2013 among FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of Frank’s International C.V., the “Borrower”), the LENDERS party thereto from time to time, and AMEGY BANK NATIONAL ASSOCIATION, as administrative agent. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Revolving Credit Agreement.

2. Immediately after giving effect to the Transactions, (a) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Borrower and the Borrower’s Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and the Borrower’s Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and the Borrower’s Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and the Borrower’s Subsidiaries on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and the Borrower’s Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and the Borrower’s Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

3. The Borrower does not intend to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any Subsidiary, and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

[Signature Page Follows]

F-1

IN WITNESS WHEREOF, I have hereunto set my hand this      day of August, 2013.

FRANK’S INTERNATIONAL MANAGEMENT B.V., acting on behalf of and as sole general partner of FRANK’S INTERNATIONAL C.V., as Borrower

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF REVOLVING NOTE

Dated: August 14, 2013

FOR VALUE RECEIVED, the undersigned, FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of Frank’s International C.V., the “Borrower”), HEREBY PROMISES TO PAY to [NAME OF LENDER] (the “Lender”) or its registered assigns for the account of its applicable lending office the principal amount of the Revolving Facility Loans (as defined below) owing to the Lender by the Borrower pursuant to the Revolving Credit Agreement dated as of August 14 ], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined), among the Borrower, the LENDERS party thereto from time to time, and AMEGY BANK NATIONAL ASSOCIATION, as administrative agent. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

The Borrower promises to pay to the Lender or its registered assigns interest on the unpaid principal amount of each Revolving Facility Loan advanced to the Borrower by the Lender from the date of such Revolving Facility Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in U.S. dollars to Amegy Bank National Association, as Administrative Agent, in immediately available funds. Each Revolving Facility Loan advanced to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this promissory note (the “Promissory Note”); provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the promissory notes referred to in Section 2.09(e) of the Credit Agreement and is entitled to the benefits of the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of loans (the “Revolving Facility Loans”) by the Revolving Facility Lenders to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding U.S. $100,000,000, the indebtedness of the Borrower resulting from each such Revolving Facility Loan being, on request of a Revolving Facility Lender, evidenced by such promissory notes, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Texas State court or federal court of the United States of America sitting in Houston, Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Promissory Note or the other Loan Documents, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted by law, in such federal court. The Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address specified for the Loan Parties in Section 9.01(a) of the Credit Agreement. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Promissory Note or the other Loan Documents in any Texas State or federal court sitting in Houston, Texas. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Reference is hereby made to Sections 9.09 and 9.11 of the Credit Agreement, the provisions of which are hereby incorporated by reference in this Promissory Note as if fully set forth herein, for the payment and performance of Borrower’s obligations hereunder.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Texas.

FRANK’S INTERNATIONAL MANAGEMENT B.V., acting on behalf of and as sole general partner of FRANK’S INTERNATIONAL C.V., as Borrower

By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loans	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Revolving Credit Agreement dated as of August 14, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of Frank’s International C.V., the “Borrower”), the LENDERS party thereto from time to time, and AMEGY BANK NATIONAL ASSOCIATION, as administrative agent. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[    ]

EXHIBIT H-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Revolving Credit Agreement dated as of August 14, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of Frank’s International C.V., the “Borrower”), the LENDERS party thereto from time to time, and AMEGY BANK NATIONAL ASSOCIATION, as administrative agent. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[    ]

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Revolving Credit Agreement dated as of August 14, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of Frank’s International C.V., the “Borrower”), the LENDERS party thereto from time to time, and AMEGY BANK NATIONAL ASSOCIATION, as administrative agent. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Revolving Credit Agreement dated as of August 14, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FRANK’S INTERNATIONAL MANAGEMENT B.V., a private limited liability company organized and existing under the laws of The Netherlands (“FIMBV”), acting as sole general partner and on behalf of FRANK’S INTERNATIONAL C.V., a limited partnership (commanditaire vennootschap) formed and entered into under the laws of The Netherlands (“Frank’s International C.V.” and, FIMBV acting as sole general partner and on behalf of Frank’s International C.V., the “Borrower”), the LENDERS party thereto from time to time, and AMEGY BANK NATIONAL ASSOCIATION, as administrative agent. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

H-4-1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:	, 20[ ]

H-4-2

EXHIBIT I

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Administrative Questionnaire

I. Borrower Name:	FRANK’S INTERNATIONAL MANAGEMENT B.V., acting on behalf of and as sole general partner of FRANK’S INTERNATIONAL C.V.

II. Legal Name of Lender for Signature Page:

III. Name of Lender for any eventual tombstone:

IV. Legal Address:

V. Contact Information:

	Credit Contact	Operations Contact	Legal Counsel
Name:
Title:
Address:

Telephone:
Facsimile:
Email:

VI. Lender’s Wire Payment Instructions:

Pay to:
(Name of Lender)

	(ABA#)	(City/State)

	(Account #)	(Account Name)

Please return this form, by fax, to the attention of Administrative Agent, fax 713-571-5413, no later than 5:00 p.m. Houston, Texas time, on [            ], 20    .

Administrative Questionnaire

Borrower Name:	FRANK’S INTERNATIONAL MANAGEMENT B.V., acting on behalf of and as sole general partner of FRANK’S INTERNATIONAL C.V.

VII. Organizational Structure:

Branch, organized under which laws, etc.

Lender’s Tax ID:

Tax withholding Form Attached

[    ]     Form W-9

[    ]     Form W-8BEN/W-8EXP/W-8IMY/W-8ECI (with any required attachments)

[    ]     W/Hold     % Effective

VIII. Payment Instructions:

Servicing Site:

Pay To:

IX. Name of Authorized Officer:

Name:

Signature:

Date:

Administrative Questionnaire

X. Institutional Investor Sub-Allocations

Institution Legal:
Fund Manager:
Sub-Allocations:

Exact Legal Name (for documentation purposes)	Sub- Allocation (Indicate US$)	Direct Signer to Credit Agreement (Yes / No)	Purchase by Assignment (Yes / No)	Date of Post- Closing Assignment
1.
2.
3.
4.
5.
6.
7.

Total

Special Instructions

SCHEDULES

Schedule 1.01	Existing Letters of Credit

Schedule 2.01	Commitments

Schedule 3.04	Governmental Approvals

Schedule 3.07(g)	Subsidiaries

Schedule 3.08(a)	Litigation

Schedule 3.12	Taxes

Schedule 3.15	Environmental Matters

Schedule 3.20	Insurance

Schedule 3.22	Material Contracts

Schedule 6.01	Indebtedness

Schedule 6.02(a)	Liens

Schedule 6.04	Investments

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

Issuer	LC#	Expiry Date	Amount	Beneficiary
Amegy Bank National Association	SC07583	12/31/13	1,500,000.00	HSBC Bank-Singapore
Amegy Bank National Association	SC07607	5/31/15	544,285.50	Standard Chartered Bank
Amegy Bank National Association	SC07857	11/17/17	1,176,563.12	Standard Chartered Bank
Amegy Bank National Association	SC07997	02/08/14	247,429.50	Standard Chartered Bank
Amegy Bank National Association	SC08024	03/20/15	174,326.60	Standard Chartered Bank
Amegy Bank National Association	SC08112	06/20/16	116,871.83	Standard Chartered Bank
Amegy Bank National Association	SC08186	09/05/14	189,941.60	Standard Chartered Bank
Amegy Bank National Association	SC08232	07/16/15	15,000.00	Standard Chartered Bank
Amegy Bank National Association	SC08274	10/03/14	243,396.10	Standard Chartered Bank
Whitney Bank	SB71526L	10/26/14	328,628.26	Malayan Banking Berhad
Whitney Bank	SB71586L	1/26/14	37,246.86	Malayan Banking Berhad

SCHEDULE 2.01

Revolving Facility Lender	Revolving Facility Commitment	Revolving Facility Percentage
Amegy Bank National Association	$20,000,000.00	20.00%
Capital One, National Association	$20,000,000.00	20.00%
Whitney Bank	$15,000,000.00	15.00%
Bank of America, N.A.	$10,000,000.00	10.00%
Citibank, N.A.	$10,000,000.00	10.00%
Regions Bank	$5,000,000.00	5.00%
JPMorgan Chase Bank, N.A.	$5,000,000.00	5.00%
BOKF, NA, dba The Bank of Texas	$5,000,000.00	5.00%
Cadence Bank, N.A.	$5,000,000.00	5.00%
Comerica Bank	$5,000,000.00	5.00%

TOTAL	$100,000,000.00	100.00%

SCHEDULE 3.04

GOVERNMENTAL APPROVALS

None.

SCHEDULE 3.07(g)

SUBSIDIARIES

Entity	Jurisdiction of Incorporation, Formation, or Organization	Equity Owner	Percentage of Equity Owned
Frank’s International Management B.V.	The Netherlands	N/A	N/A
Frank’s International, LLC	Texas	Frank’s International Management B.V.	100%
Frank’s Casing Crew & Rental Tools, LLC	Louisiana	Frank’s International Management B.V.	100%
Oilfield Equipment Rental B.V.	The Netherlands	Frank’s International Operations B.V.	100%
Frank’s International West Africa (BVI) Ltd.	British Virgin Islands	Frank’s International (BVI) Ltd.	100%
Franks International (BVI) Ltd.	British Virgin Islands	Frank’s International (Bermuda) Ltd.	100%

SCHEDULE 3.08(a)

LITIGATION

None.

SCHEDULE 3.12

TAXES

(i) None.

(ii) None.

SCHEDULE 3.15

ENVIRONMENTAL MATTERS

None.

SCHEDULE 3.20

INSURANCE

Property Coverage

1.	All Loan Parties are covered by a $68,207,710.00 equipment floater policy with Underwriters at Lloyds and National Union Fire Insurance Co.

Liability and Umbrella Coverage

1.	All Loan Parties are covered by a $10,000,000 commercial general liability policy with the National Union Fire Insurance Co.

2.	All Loan Parties are covered by a $15,000,000 umbrella/excess liabilities policy with the National Union Fire Insurance Co. of Pittsburg, PA

3.	All Loan Parties are covered by a $25,000,000 umbrella/excess liabilities (excess of the $15,000,000 primary umbrella policy) policy with the Lexington Insurance Company

4.	All Loan Parties are covered by a $60,000,000 umbrella/excess liabilities (excess of the $40,000,000 primary and secondary umbrella policies) policy with the Underwriters of London and Starr Indemnity

SCHEDULE 3.22

MATERIAL CONTRACTS

None.

SCHEDULE 6.01

INDEBTEDNESS

None.

SCHEDULE 6.02(a)

LIENS

Type	Debtor	Lien Holder	Jurisdiction	Description
Federal Tax Lien	Frank’s International, LLC (f/k/a Frank’s International, Inc.	IRS	Federal	Federal Tax Lien in the amount of $7806.03

Notice of Assignment (filing # 788982; dated September 23, 1986)	Frank’s Casing Crew & Rental Tools, LLC (f/k/a/ Frank’s Casing & Rental Tools, Inc.)	Whitney National Bank	Terrebonne Parish, LA	Assignment of Accounts Receivable; (reinscribed by filing # 36-58830 filed in the Parish of Orleans, dated 08/30/1991)

Notice of Assignment (filing # 86031990; dated September 23, 1986)	Frank’s Casing Crew & Rental Tools, LLC (f/k/a/ Frank’s Casing & Rental Tools, Inc.)	Whitney National Bank	LaFayette Parish, LA	Assignment of Accounts Receivable; (reinscribed by filing # 36-58830 filed in the Parish of Orleans, dated 08/30/1991)

Financing Statement (filing # 36-58830; dated 08/30/1991, as continued)	Frank’s Casing Crew & Rental Tools, LLC (f/k/a/ Frank’s Casing & Rental Tools, Inc.)	Whitney National Bank	Orleans Parish, LA	All Accounts

Financing Statement (filing # 36-144508; dated as of 12/22/1999, as continued)	Frank’s Casing Crew & Rental Tools, LLC (f/k/a/ Frank’s Casing & Rental Tools, Inc.)	Whitney National Bank	Orleans, Parish, LA	Equipment

Financing Statement (filing # 36-160096; dated as of 07/18/2001, as continued)	Frank’s Casing Crew & Rental Tools, LLC (f/k/a/ Frank’s Casing & Rental Tools, Inc.)	Whitney National Bank	Orleans, Parish, LA	All accounts, contract rights, chattel paper, instruments, general intangibles, and inventory

Financing Statement (filing # 28-431949; dated as of 11/02/2007, as continued)	Frank’s Casing Crew & Rental Tools, LLC (f/k/a/ Frank’s Casing & Rental Tools, Inc.)	Whitney National Bank	LaFayette, Parish, LA	Inventory, chattel paper, and accounts

Financing Statement (filing # 28-433898; dated as of 03/25/2008, as continued)	Frank’s Casing Crew & Rental Tools, LLC (f/k/a/ Frank’s Casing & Rental Tools, Inc.)	VFS Financing, Inc.	LaFayette Parish	Certain listed aircraft

Financing Statement (filing # 09-1121484; dated as of 09/30/2009, as continued)	Frank’s Casing Crew & Rental Tools, LLC (f/k/a/ Frank’s Casing & Rental Tools, Inc.)	Red-D-Arc Inc.	Caddo Parish, LA	Certain listed equipment

SCHEDULE 6.04

INVESTMENTS

Loan Party	Investment
Frank’s International Management B.V.	100% of the Equity Interests in Frank International Coöperatief U.A., a COOP organized under the laws of the Netherlands

Frank’s International Management B.V.	100% of the Equity Interests in Frank’s International, LLC, a Texas limited liability company

Frank’s International Management B.V.	100% of the Equity Interests in Frank’s Casing Crew & Rental Tools, LLC, a Louisiana limited liability company

Frank’s International Management B.V.	100% of the Equity Interests in Frank’s Tong Services, LLC, an Oklahoma limited liability company

Frank’s International, LLC	100% of the Equity Interests in AOTools, LLC, a Texas limited liability company

Frank’s Casing Crew & Rental Tools, LLC	100% of the Equity Interests in High Tech Components, LLC, a Louisiana limited liability company

Frank’s Casing Crew & Rental Tools, LLC	100% of the Equity Interests in Kiser Holdings, LLC, a Louisiana limited liability company

Frank’s International (BVI) Ltd.	100% of the Equity Interests in Frank’s International Tubular Products, Ltd., a British Virgin Islands corporation

Frank’s International (BVI) Ltd.	100% of the Equity Interests in Frank’s International South America, Ltd., a British Virgin Islands corporation

Frank’s International (BVI) Ltd.	100% of the Equity Interests in Frank’s Tubular, Ltd., a British Virgin Islands corporation

Frank’s International (BVI) Ltd.	100% of the Equity Interests in Gulf Oilfield (Middle East), Limited, a British Virgin Islands corporation

Frank’s International (BVI) Ltd.	100% of the Equity Interests in International Tubular Services Limited, a British Virgin Islands corporation

Frank’s International (BVI) Ltd.	100% of the Equity Interests in Antelope Oil Tools Limited, a British Virgin Islands corporation

Frank’s International (BVI) Ltd.	100% of the Equity Interests in Frank’s International Middle East (BVI) Ltd., a British Virgin Islands corporation

Frank’s International (BVI) Ltd.	100% of the Equity Interests in Frank’s Oilfield Services Limited, a British Virgin Islands corporation